UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): October 15, 2007

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

As previously reported on Form 8-K, on May 4, 2007, GeoPharma, Inc. (“GeoPharma” or the “Company”), Florida Merger Subsidiary Corp. (“Merger Sub”), a wholly-owned subsidiary of GeoPharma, and Dynamic Health Products, Inc. (“Dynamic Health”) executed an Agreement and Plan of Reorganization (the “Agreement”). The Agreement was approved by the boards of directors of the Company and Dynamic Health and was approved by each Company’s shareholders. On October 15, 2007, the merger was completed and Merger Sub was merged into Dynamic Health and as a result, it is now a wholly-owned subsidiary of GeoPharma. Each share of the issued and outstanding common stock of Dynamic Health has been canceled and extinguished and has automatically (subject to the Agreement) been converted into one-seventh (1/7) of one share of GeoPharma’s common stock, which shares have been registered with the Securities and Exchange Commission.

The following is a description of material relationships between GeoPharma, its affiliates and any of the parties to the Agreement, other than in respect of the Agreement.

Mr. Jugal K. Taneja is the Chairman of the Board of Directors of GeoPharma Mr. Taneja was previously Chairman of the Board of the Directors of Dynamic Health. Mihir K. Taneja and Mandeep K. Taneja are Jugal K. Taneja’s sons. Mr. Taneja owned 20.4% of the issued and outstanding shares of GeoPharma’s common stock and 29.2% of the issued and outstanding shares of Dynamic Health. As a result of the merger, Jugal K. Taneja beneficially owns 22.6% of the outstanding shares of GeoPharma common stock.

Mr. Mihir K. Taneja is the Chief Executive Officer of GeoPharma and was a shareholder of Dynamic Health. Mihir K. Taneja owned 9.1% of the issued and outstanding shares of GeoPharma’s common stock, and 8.9% of the issued and outstanding shares of Dynamic Health. As a result of the merger, Mihir Taneja beneficially owns 9.7% of the outstanding shares of GeoPharma common stock.

Mr. Mandeep K. Taneja is GeoPharma’s General Counsel. He was a director of Dynamic Health and its President since November 2000. He had also served as its Chief Executive Officer since December 2002. Mandeep Taneja owned 11.0% of Dynamic Health’s common stock. As a result of the merger, Mandeep Taneja beneficially owns 2.5% of the outstanding shares of GeoPharma’s common stock.

Mr. Kotha S. Sekharam is the President of GeoPharma and a member of its Board of Directors. Dr. Sekharam was previously a member of the Board of Directors of Dynamic Health. Dr. Sekharam owned 5.9% of the issued and outstanding shares of GeoPharma and 3.5% of the issued and outstanding shares of Dynamic Health. As a result of the merger, Dr. Sekharam owns 5.5% of the outstanding shares of GeoPharma common stock.

William LaGamba has been a director of Geopharma since July, 2005. Mr. LaGamba owned 2.9% of GeoPharma’s common stock, and together with his spouse owned an aggregate of 9.8% of Dynamic Health’s common stock. As a result of the merger, Mr. LaGamba owns 2.5% of the outstanding shares of GeoPharma’s common stock.

ITEM 2.02.	Results of Operations

On October 17, 2007, the Company issued a press release wherein it stated that the combined revenues of GeoPharma and Dynamic Health as a result of the merger is expected to be in excess of $90 million on an annualized basis. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Dynamic Health Products, Inc. for the years ended March 31, 2007 and 2006, and for the six months ended September 30, 2007 and 2006, prepared pursuant to Rule 3.05 of Regulation S-X.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Dynamic Health Products, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Dynamic Health Products, Inc. and Subsidiaries as of March 31, 2007 and 2006 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years ended March 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynamic Health Products, Inc. and Subsidiaries as of March 31, 2007 and 2006 and the consolidated results of operations and cash flows for the years ended March 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1 to the consolidated financial statements, the Company has restated its consolidated financial statements, as of March 31, 2006 and for the year then ended.

/s/ BRIMMER, BUREK & KEELAN LLP
Brimmer, Burek & Keelan LLP

Tampa, Florida
June 26, 2007

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MARCH 31,

	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,104,845	$1,009,012
Certificates of deposit	203,908	—
Marketable equity securities, net	947,223	1,637,763
Accounts receivable, net	2,694,188	2,485,954
Inventories, net	6,021,047	4,478,970
Prepaid expenses	310,994	223,515
Deferred consulting fees	83,127	215,004
Other current assets	194,928	163,766
Due from affiliates	3,960	2,500
Notes receivable, net	205,125	165,708
Note receivable from affiliate	—	44,082

Total current assets	11,769,345	10,426,274

Property, plant and equipment, net	714,043	743,846

Note receivable	—	29,940
Goodwill	4,145,130	4,145,130
Intangible assets, net	464,268	749,217
Deferred consulting fees	—	83,127
Other assets	21,831	77,517
Deferred income taxes	49,400	—

Total assets	$17,164,017	$16,255,051

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving note payable, net	$1,989,765	$1,609,240
Current portion of long-term obligations	3,755,176	2,093,540
Accounts payable	7,911,918	5,090,685
Other payables	676,034	411,530
Income tax payable	115	—
Accrued expenses	397,026	343,744
Accrued income taxes	925	5,819
Obligations to affiliates	26,363	26,551
Notes payable	49,863	10,296
Derivative financial instruments	650,529	1,523,376

Total current liabilities	15,457,714	11,114,781
Long-term obligations, less current portion	11,837	61,899
Deferred income taxes	—	186,300

Total liabilities	15,469,551	11,362,980

Commitments and contingencies

Shareholders’ equity:
Preferred stock, undesignated; 800,000 shares authorized; no shares issued or outstanding	—	—
Series A Convertible Preferred stock, $.01 par value; 400,000 shares authorized; no shares issued or outstanding	—	—
Series B 6% Cumulative Convertible Preferred stock, $.01 par value; 800,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 16,241,860 and 14,463,630 shares issued and outstanding	162,419	144,636
Additional paid-in capital	5,045,370	4,004,048
Retained earnings (deficit)	(4,087,118)	(272,354)
Accumulated other comprehensive income:
Unrealized gains (losses) on marketable equity securities, net of tax	573,795	1,015,741

Total shareholders’ equity	1,694,466	4,892,071

Total liabilities and shareholders’ equity	$17,164,017	$16,255,051

See accompanying notes to consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31,

	2007	2006
		(Restated)
Revenues	$56,810,439	$50,142,206

Cost of goods sold	46,354,506	40,985,199

Gross profit	10,455,933	9,157,007

Operating expenses:
Selling, general and administrative expenses	11,031,264	9,226,697
Amortization expense	309,949	300,522
Depreciation expense	192,280	154,526

Total operating expenses	11,533,493	9,681,745

Operating income (loss) before other income and expense	(1,077,560)	(524,738)

Other income (expense):
Interest income	23,528	23,912
Other income and expenses, net	53,752	(161,347)
Gain (loss) on sale of property	(34,776)	(4,828)
Gain on sale of marketable equity securities	572,096	—
Gain from debt extinguishment	153,750	—
Derivative instrument income (expense), net	674,097	10,314,794
Derivative instrument interest expense	(3,311,752)	(3,311,752)
Interest expense	(827,294)	(749,873)

Total other income (expense)	(2,696,599)	6,110,906

Income (loss) before income taxes	(3,774,159)	5,586,168

Income tax expense (benefit)	40,605	(317,742)

Net income (loss)	(3,814,764)	5,903,910

Preferred stock dividends	—	—

Net income (loss) available to common shareholders	$(3,814,764)	$5,903,910

Basic income (loss) per share	$(0.25)	$0.41

Basic weighted average number of common shares outstanding	15,006,057	14,308,264

Diluted income (loss) per share	$(0.25)	$0.08

Diluted weighted average number of common shares outstanding	15,006,057	21,481,634

See accompanying notes to consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED MARCH 31, 2007 AND 2006

									Accumulated Other Comprehensive Income

	Series A Preferred Stock		Series B Preferred Stock				Additional Paid-in Capital	Retained Earnings (Deficit)	Unrealized Gains (Losses) on Securities	Total Shareholders’ Equity
					Common Stock
	Shares	Dollars	Shares	Dollars	Shares	Dollars
Balances at March 31, 2005 (Restated)	—	$—	—	$—	14,024,592	$140,246	$3,735,266	$(6,176,264)	$711,602	$(1,589,150)
COMPREHENSIVE INCOME (LOSS)
Net income (loss)	—	—	—	—	—	—	—	5,903,910		5,903,910
Unrealized gains (losses) on marketable equity securities (net of tax of $171,078)	—	—	—	—	—	—	—	—	304,139	304,139

Comprehensive income (loss)										6,208,049
Issuance of 275,000 shares of common stock in connection with Postponement Agreement	—	—	—	—	275,000	2,750	187,000	—		189,750
Issuance of 14,038 shares of common stock as employer contribution to profit sharing plan	—	—	—	—	14,038	140	8,283	—		8,423
Issuance of 150,000 shares of common stock at $.50 per share	—	—	—	—	150,000	1,500	73,500	—		75,000
Cash paid in lieu of fractional shares for common stock exchanged, in relation to August 1998 reverse stock split	—	—	—	—	—	—	(1)	—		(1)

Balances at March 31, 2006	—	—	—	—	14,463,630	144,636	4,004,048	(272,354)	1,015,741	4,892,071
COMPREHENSIVE INCOME (LOSS)
Net income (loss)	—	—	—	—	—	—	—	(3,814,764)		(3,814,764)
Unrealized gains (losses) on marketable equity securities (net of tax of $248,595)	—	—	—	—	—	—	—	—	(441,946)	(441,946)

Comprehensive income (loss)										(4,256,710)
Share-based compensation	—	—	—	—	—	—	316,844	—		316,844
Issuance of 150,000 shares of common stock in exchange for cancellation of common stock warrants	—	—	—	—	150,000	1,500	35,247	—		36,747
Issuance of 275,000 shares of common stock in connection with Postponement Agreement	—	—	—	—	275,000	2,750	64,422	—		67,172
Issuance of 166,405 shares of common stock as employer contribution to profit sharing plan	—	—	—	—	166,405	1,664	43,265	—		44,929
Issuance of 1,186,825 shares of common stock in exchange for common stock options	—	—	—	—	1,186,825	11,869	581,545	—		593,414
Cash paid in lieu of fractional shares for common stock exchanged, in relation to August 1998 reverse stock split	—	—	—	—	—	—	(1)	—		(1)

Balances at March 31, 2007	—	$—	—	$—	16,241,860	$162,419	$5,045,370	$(4,087,118)	$573,795	$1,694,466

See accompanying notes to consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31,

	2007	2006
Cash flows from operating activities:
Net income (loss)	$(3,814,764)	$5,903,910

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	502,229	455,048
Amortization of deferred consulting fees	215,004	308,755
Amortization of debt discount to interest expense	139,873	60,493
Share-based compensation expense	910,258	—
Derivative instrument (income) expense, net	(674,097)	(10,314,794)
Derivative instrument interest expense	3,311,752	3,311,752
(Gain) loss on sale property	34,776	4,828
Gain on sale of marketable equity securities	(572,096)	—
Gain from debt extinguishment	(153,750)	—
Changes in operating assets and liabilities:
Accounts receivable	(378,637)	(96,523)
Inventories	(1,542,077)	422,467
Due to/from affiliates, net	16,857	(56,959)
Prepaid expenses	160,816	216,804
Other current assets	65,958	54,699
Other assets	55,686	(12,308)
Accounts payable	2,821,233	(69,923)
Other payables	264,504	138,637
Income tax payable	115	—
Accrued expenses	53,282	(41,238)
Accrued income taxes	(4,894)	810
Deferred income taxes	12,894	(321,777)

Net cash provided by (used in) operating activities	1,424,922	(35,319)

Cash flows from investing activities:
Purchases of property and equipment	(247,153)	(122,702)
Proceeds from sale of property	49,900	2,000
Proceeds from sale of marketable equity securities	572,096	—
Repayments of notes receivable	63,806	135,345
Repayments of note receivable from affiliate	25,577	2,471
Purchase of distributor agreement	(25,000)	—
Purchase of certificates of deposit	(203,908)	—
Adjustment to purchase price of Dynamic Marketing, Inc.	—	(17,517)
Adjustment to purchase price of customer list	—	(7,306)
Purchase of trademark	—	(435)

Net cash provided by (used in) investing activities	235,318	(8,144)

Cash flows from financing activities:
Payments of long-term obligations	(899,875)	(593,631)
Proceeds from issuance of short-term obligations	8,959,376	10,400,590
Payments of short-term obligations	(9,600,327)	(10,700,044)
Payment of common stock registration costs	(23,580)	—
Payments of fractional shares on common stock exchanged	(1)	(1)
Proceeds from issuance of common stock	—	75,000

Net cash used in financing activities	(1,564,407)	(818,086)

Net increase (decrease) in cash	95,833	(861,549)

Cash at beginning of period	1,009,012	1,870,561

Cash at end of period	$1,104,845	$1,009,012

See accompanying notes to consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued

FOR THE YEARS ENDED MARCH 31,

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$698,798	$616,759

Cash paid during the period for income taxes	$50,563	$—

Supplemental schedule of non-cash investing activities:
Conversion of accounts receivable to note receivable	$170,403	$330,993

Supplemental schedule of non-cash financing activities:
Issuance of common stock in exchange for cancellation of common stock warrants	$45,000	$—

Issuance of common stock for employer contribution to profit sharing plan	$44,929	$8,423

Issuance of common stock for postponement agreement	$82,500	$189,750

Issuance of long-term obligations for purchase of equipment	$—	$22,979

Issuance of short-term obligations for prepaid expenses	$203,366	$41,917

See accompanying notes to consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Dynamic Health Products, Inc. (“Company”) develops, markets and distributes a wide variety of sports nutrition products, performance drinks, non-prescription dietary supplements, over-the-counter drugs, health and beauty care products, health food and nutritional products, soft goods and other related products. The Company’s products are primarily marketed throughout the United States to independent pharmacies, regional and national chain drug stores, mail order facilities, mass merchandisers, deep discounters, gyms, health food stores, internet companies, distributors and brokers.

a. Principles of Consolidation

The accompanying consolidated financial statements as of and for the years ended March 31, 2007 and 2006 include the accounts of Dynamic Health Products, Inc. and its principally wholly-owned subsidiaries (collectively the “Company”), Pharma Labs Rx, Inc. (FL), Dynamic Life Products, Inc., Herbal Health Products, Inc., Online Meds Rx, Inc., and its subsidiary Dynamic Financial Consultants, LLC, Bryan Capital Limited Partnership, Pharma Labs Rx, Inc. (NV), Bob O’Leary Health Food Distributor Co., Inc. (“BOSS”), Dynamic Marketing I, Inc. (“DMI”) and DYHP Acquisitions, Inc. Significant intercompany balances and transactions have been eliminated in consolidation.

b. Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

c. Investments in Equity Securities

At March 31, 2007 and 2006, the marketable equity securities are classified as available for sale. In accordance with Statement of Financial Accounting Standards No. 115, “Accounting For Certain Investments In Debt And Equity Securities” (SFAS 115), marketable equity securities available for sale are recorded in the Company’s financial statements at fair market value. The corresponding unrealized gain or loss in the fair market value in relation to cost is accounted for as a separate component of shareholders’ equity, net of tax.

d. Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances (see Note 4).

e. Inventories

Inventories, net, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (see Note 5).

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

f. Property, Plant and Equipment

Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased equipment under capital leases is amortized using the straight-line method over the lives of the respective leases or over the service lives of the assets, whichever is shorter, for those leases that substantially transfer ownership. Accelerated methods are used for tax depreciation.

g. Equity Method Investments

Investments in companies in which the Company has a 20% to 50% interest are accounted for using the equity method. Accordingly, the investments are carried at cost, adjusted for the Company’s proportionate share of their undistributed earnings or losses.

h. Intangible Assets

Intangible assets consist primarily of goodwill, customer lists and loan costs. Effective April 1, 2002 with the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill And Other Intangibles” (SFAS 142), intangible assets with an indefinite life, namely goodwill, are not amortized. Intangible assets with a definite life are amortized on a straight-line basis with estimated useful lives ranging from one to five years. Loan costs are amortized on a straight-line basis over the life of the loan. Intangible assets with indefinite lives will be tested for impairment yearly and will also be tested for impairment between the annual tests, should an event occur or should circumstances change that would indicate that the carrying amount may be impaired. The Company has selected September 30 as the annual date to test these assets for impairment.

i. Impairment of Assets

In accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting For The Impairment Or Disposal Of Long-Lived Assets” (SFAS 144), the Company’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining unamortized balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The impairment write-down would be the difference between the carrying amounts and the fair value of these assets. Losses on impairment are recognized by a charge to earnings. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There were no impairment losses recorded as of and for the years ended March 31, 2007 and 2006.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

j. Income Taxes

The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109, “Accounting For Income Taxes” (SFAS 109). Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

k. Earnings (Loss) Per Common Share

Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share is calculated by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method (see Note 20).

l. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at March 31, 2007 and 2006, as well as the reported amounts of revenues and expenses for the years ended March 31, 2007 and 2006. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

m. Revenue Recognition

In accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition In Financial Statements” (SAB101), revenues result from product sales and are recognized by the Company upon passage of title and risk of loss to customers (when product is delivered to common carrier for shipment to customers). Provisions for discounts and sales incentives to customers, and returns and other adjustments are provided for in the period the related sales are recorded. Sales incentives to customers and returns have thus far been immaterial to the Company. All shipping and handling costs invoiced to customers are included in revenues. Costs incurred by the Company for shipping, handling and warehousing are included in selling, general and administrative expenses, and were $2,119,397 and $1,933,674, for the years ended March 31, 2007 and 2006, respectively.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

n. Advertising Costs

In accordance with Statement of Position No. 93-7, “Reporting On Advertising Costs” (SOP 93-7), the Company charges advertising costs, including those for catalog sales and direct mail, to expense as incurred. Advertising expenses are included in selling, general and administrative expenses in the statements of operations and were $359,712 and $421,038 for the years ended March 31, 2007 and 2006, respectively.

For cooperative advertising allowances received from third party manufacturers and vendors, the Company applies EITF Issue No. 02-16 “Accounting By A Customer (Including A Reseller) For Certain Consideration Received From A Vendor”. These allowances are included as a reduction in cost of goods sold and were $419,623 and $318,455, respectively, for the years ended March 31, 2007 and 2006, respectively.

o. Research and Development Costs

The Company charges research and development costs to expense as incurred.

p. Stock Based Compensation

Prior to April 1, 2006, the Company had adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock Based Compensation”, but applied Accounting Principles Board Opinion No. 25 and related interpretations in accounting for options issued to employees. Under Opinion No. 25, the intrinsic method was used to determine compensation expense when the fair market value of the stock exceeded the exercise price on the date of grant. No compensation expense had been recognized for stock options granted during the year ended March 31, 2006, except for the amortization of deferred compensation expense that arose in connection with those options granted on October 1, 2004, to Jugal Taneja, the Chairman of the Board of the Company, for his guarantee of the Laurus convertible debt. If the Company had elected to recognize compensation expense for stock options based on the fair value at the grant date consistent with the method prescribed by SFAS No. 123, net income (loss) and related per share amounts would have been reduced (increased) (see Note 18).

On April 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (FAS 123(R)), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. The Company adopted FAS 123(R) using the modified prospective transition method. Under the modified prospective transition method, compensation cost is recognized on a prospective basis for all share-based payments granted prior to, but not yet vested as of April 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of FAS 123(R). For share-based payment awards granted after April 1, 2006, the Company recognizes compensation cost based on estimated grant date fair value using the Black-Scholes option pricing model. In accordance with the modified prospective method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R) (see Note 18).

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

q. Fair Value of Financial Instruments

The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

Cash, Accounts Receivable, Accounts Payable and Accrued Expenses: The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to their relatively short maturity.

Short-Term Obligations: The fair value of the Company’s fixed-rate short-term obligations is estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements. At March 31, 2007 and 2006, the fair value of the Company’s short-term obligations approximated its carrying value.

Revolving Note Payable: The carrying amount of the Company’s revolving note payable approximates fair market value since the interest rate on this instrument corresponds to market interest rates.

Long-Term Obligations: The fair value of the Company’s fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements. At March 31, 2007 and 2006, the fair value of the Company’s fixed-rate long-term obligations approximated its carrying value.

r. Reclassifications

Certain reclassifications have been made to the financial statements as of and for the year ended March 31, 2006 to conform to the presentation as of and for the year ended March 31, 2007.

s. Restatement

Diluted Earnings Per Share

The Company corrected its calculations of diluted earnings per share and the diluted weighted average number of common shares outstanding for the year ended March 31, 2006, to take into effect the as if converted method and the treasury stock method. The effect of the restatement of diluted earnings per share on the Company’s comparative statement of operations for the year ended March 31, 2006 was $(0.32).

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 2—RELATED PARTY TRANSACTIONS

As of March 31, 2007 and 2006, the Company’s investment in GeoPharma, Inc. (“GeoPharma”), consisting of 204,914 and 347,938 shares of its common stock, respectively, is included in marketable equity securities, net (see Note 3). Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company is also a principal shareholder and Chairman of the Board of GeoPharma.

As of March 31, 2007 and 2006, the Company’s investment in Vertical Health Solutions, Inc. (“Vertical”), consisting of 253,337 shares of its common stock, is included in marketable equity securities, net (see Note 3). Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company is also a director and a principal shareholder of Vertical.

Amounts due from and to affiliates represent balances owed to or from the Company for sales or purchases occurring in the normal course of business. Amounts due from and to these affiliates are in the nature of trade payables or receivables and fluctuate based on sales and purchasing volume and payments received. Any future transactions between the Company and its officers, directors or affiliates will be subject to approval by a majority of disinterested directors or shareholders in accordance with Florida law.

For the years ended March 31, 2007 and 2006, purchases of products from subsidiaries of GeoPharma were $99,344 and $182,872, respectively, and sales of products to subsidiaries of GeoPharma were $65 and $31,157, respectively. As of March 31, 2007 and 2006, $26,363 and $26,554, respectively, were due to subsidiaries of GeoPharma and are included in obligations to affiliates. As of March 31, 2007 and 2006, $3,960 and $2,175, respectively, were due from GeoPharma.

Research and development is primarily contracted through Innovative Health Products, Inc. (“Innovative”), a wholly-owned subsidiary of GeoPharma, and product nutritional information, as well as product label requirements, are prepared by Innovative’s regulatory staff personnel. Research and development costs have been immaterial to the operations of the Company, and are charged to expense as incurred.

NOTE 3—MARKETABLE EQUITY SECURITIES, NET

At March 31, 2007 and 2006, investments in marketable equity securities, net are summarized as follows:

Available for sale equity securities:

	2007	2006
Cost of securities	$50,667	$50,667
Plus gross unrealized gain	901,622	1,587,096
Less gross unrealized loss	(5,066)	—

Fair value	$947,223	$1,637,763

Realized gains and losses from available for sale equity securities are determined on the basis of the specific cost of the security sold versus the sale price of the security. For the years ended March 31, 2007 and 2006, the Company had no realized losses. The

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

change in marketable equity securities included in earnings for the year ended March 31, 2007 was $572,096, of which $572,096 of unrealized holding gains were reclassified from accumulated other comprehensive income into earnings. For the year ended March 31, 2006, the Company had no realized gains.

NOTE 4—ACCOUNTS RECEIVABLE, NET

At March 31, 2007 and 2006, accounts receivable, net consist of the following:

	2007	2006
Accounts receivable	$2,945,141	$2,701,935
Less allowance for uncollectible accounts	(250,953)	(215,981)

Total	$2,694,188	$2,485,954

For the years ended March 31, 2007 and 2006, bad debt expense charged to operations for estimated uncollectible accounts receivable was $152,513 and $105,127, respectively, whereas uncollectible accounts receivable written off during the years amounted to $117,540 and $49,972, respectively.

NOTE 5—INVENTORIES

At March 31, 2007 and 2006, inventories, net consist of the following:

	2007	2006
Raw materials	$102,947	$93,344
Work in process	—	502
Finished goods	5,988,014	4,483,098

	6,090,961	4,576,944
Less reserve for obsolescence	(69,914)	(97,974)

Total	$6,021,047	$4,478,970

NOTE 6—NOTES RECEIVABLE, NET

At March 31, 2007 and 2006, notes receivable, net consist of the following:

	2007	2006
Notes receivable	$312,125	$195,648
Less allowance for uncollectible notes	(107,000)	—

Total	$205,125	$195,648

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

For the years ended March 31, 2007 and 2006, bad debt expense charged to operations for estimated uncollectible notes receivable was $107,000 and zero, respectively, whereas uncollectible notes receivable written off during the years amounted to zero.

On May 3, 2005, the Company received a promissory note in conversion of accounts receivable from Health Express Food, Inc. in the principal amount of $330,993. The note shall be paid to us in twenty-three (23) monthly installments of $15,000, including principal and interest at 8% per annum, commencing June 15, 2005. As of March 31, 2007, the remaining principal balance on this note was $152,935 and the note is in default.

On May 15, 2006, the Company received a promissory note in conversion of accounts receivable from Better Nutrition, LLC in the principal amount of $170,403. The note shall be paid to us in twenty-four (24) semi-monthly installments of $7,366, including principal and interest at 7.75% per annum, commencing May 15, 2006. As of March 31, 2007, the remaining principal balance on the note was $149,311 and the note is in default.

NOTE 7—PROPERTY, PLANT AND EQUIPMENT, NET

At March 31, 2007 and 2006, property, plant and equipment, net consist of the following:

	2007	2006
Machinery and equipment	$481,784	$470,131
Furniture, fixtures and equipment	538,691	400,748
Vehicles	32,017	102,663
Leasehold improvements	66,992	28,299

	1,119,484	1,001,841
Less accumulated depreciation and amortization	(405,441)	(257,995)

Total	$714,043	$743,846

Depreciation expense charged to operations was $192,280 and $154,526 for the years ended March 31, 2007 and 2006, respectively.

The Company leases five facilities. One serves as the Company’s corporate headquarters and is also used for its offices, warehousing and shipping operations, two that are used for its offices, warehousing and shipping operations, and two that are used for its warehousing and shipping operations.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 8—GOODWILL, NET

At March 31, 2007 and 2006, goodwill, net, consists of the following:

	2007	2006
Goodwill	$4,145,130	$4,145,130

Less accumulated amortization	—	—

Total	$4,145,130	$4,145,130

As of March 31, 2007 and 2006, goodwill represented an intangible, resulting from the acquisitions of BOSS and Dynamic Marketing, Inc. (“DM”). Goodwill is analyzed each September 30 for impairment as it has an indeterminant life. Based on the Company’s analysis performed, no impairment losses were required to have been recorded during the fiscal years ended March 31, 2007 and 2006. For income tax purposes, no deductible expense is anticipated for the acquisition goodwill.

NOTE 9—INTANGIBLE ASSETS, NET

At March 31, 2007 and 2006, intangible assets, net, consist of the following:

	2007	2006
Loan costs	$527,492	$527,492
Customer lists	610,306	610,306
Distributor agreement	25,000	—
Trademarks	10,039	13,330

	1,172,837	1,151,128
Less accumulated amortization	(708,569)	(401,911)

Total	$464,268	$749,217

Amortization expense charged to operations was $309,949 and $300,522 for the years ended March 31, 2007 and 2006, respectively.

The Company incurred loan costs in the amount of $305,818 associated with the $6 million of funding received on September 30, 2004, in connection with the acquisition of BOSS. The customer list and trademarks acquired with the acquisition of BOSS amounted to $285,000 and $8,062, respectively. In addition, the Company incurred loan costs in the amount of $221,674 associated with the funding received on March 29, 2005, in connection with the acquisition of DM. The customer list acquired with the acquisition of DM amounted to $165,000. On February 14, 2005, the Company purchased a customer list for $160,306 from Protech Distributing, Inc. As of March 31, 2007 and 2006, no factors existed that would suggest impairment of these assets.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 10—INVESTMENTS IN UNCONSOLIDATED AFFILIATES

Investments in companies in which the Company has a 20% to 50% interest are accounted for using the equity method. Accordingly, the investments are carried at cost, adjusted for the Company’s proportionate share of their undistributed earnings and losses.

Investment in Tribeca Beverage Company

The Company owned 30%, or 300,000 shares of common stock of Tribeca, an affiliate of Jugal K. Taneja, Chairman of the Board of the Company and Mandeep K. Taneja, Chief Executive Officer and President of the Company. The investment was accounted for under the equity method until March 31, 2003, at which time, as a result of management’s analysis, it was determined that the investment was worthless and the Company recognized an impairment loss of $166,939 in the investment. Tribeca discontinued its operations as of December 31, 2006.

NOTE 11—INCOME TAXES

Income tax expense (benefit) for the years ended March 31, 2007 and 2006 are as follows:

	2007	2006
Current income tax expense (benefit)	$53,499	$810
Deferred income tax expense (benefit)	(12,894)	(318,552)

Income tax expense (benefit)	$40,605	$(317,742)

Income taxes for the years ended March 31, 2007 and 2006 differ from the amounts computed by applying the effective income tax rate of 37% to income before income taxes as a result of the following:

	2007	2006
Computed tax expense (benefit) at the statutory rate	$(1,396,500)	$2,066,900
Increase (decrease) in taxes resulting from:
Non-deductible items	25,700	27,400
Derivative (income) expense and other adjustments	1,138,405	(2,712,042)
Increase in valuation allowance	273,000	300,000

Income tax expense (benefit)	$40,605	$(317,742)

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

Temporary differences that give rise to deferred tax assets and liabilities:

	2007	2006
Deferred tax assets:
Bad debts	$134,700	$81,200
Inventories	120,700	36,500
Net operating loss carryforward	716,300	616,000
Accrued vacation	21,400	21,600
Amortization	100,900	30,600

Gross deferred tax assets	1,094,000	785,900
Less valuation allowance	(573,000)	(300,000)

	$521,000	$485,900

Deferred tax liabilities:
Deferred revenue	$5,800	$6,600
Depreciation	128,400	68,500
Unrealized gain on marketable equity securities	337,400	597,100

Gross deferred tax liability	$471,600	$672,200

Net increase (decrease) in valuation allowance	$273,000	$300,000

As of March 31, 2007 and 2006, the Company had a current income tax liability of $115 and zero, respectively, an accrued income tax liability of $925 and $5,819, respectively, a net deferred income tax asset of $49,400 and zero, respectively, and a net deferred income tax liability of zero and $186,300, respectively, which primarily represents the potential future tax expense associated with the unrealized gains on marketable equity securities, and is partially offset due to potential utilization of net operating losses not previously recognized. The Company has net operating losses that expire through March 31, 2027.

NOTE 12—REVOLVING NOTE PAYABLE

On March 29, 2005, the Company entered into agreements with Laurus Master Fund, Ltd. (“Laurus”), a Cayman Islands corporation, whereby the Company completed the sale to Laurus of convertible debt and a warrant to purchase Company common stock in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933. The securities sold to Laurus include the following:

•	A secured convertible minimum borrowing note with a principal amount of $2,000,000;

•	A secured revolving note with a principal amount not to exceed $4,000,000; and

•	A common stock purchase warrant to purchase 750,000 shares of common stock of the Company, at a purchase price of $1.37 per share, exercisable for a period of seven years.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

The combined principal amount that may be outstanding under the $2,000,000 minimum borrowing note and the $4,000,000 revolving note at any point in time cannot exceed $4,000,000.

The proceeds of the funding were used for the March 31, 2005 acquisition of Dynamic Marketing, Inc., for costs associated with the acquisition and for working capital. The borrowing is in excess of the advance rates provided for in the note. The lender has issued a waiver to this covenant whereby the Company is permitted to bring the ratios into compliance within one year from the date of the note.

We incurred loan costs of $221,674 associated with the notes. As of March 31, 2007 and 2006, the outstanding principal balance on the notes was $2,274,413 and $2,751,564, respectively.

Because the common stock underlying the conversion feature embedded in the $2,000,000 convertible minimum borrowing note and the warrant are subject to our Registration Rights Agreement with Laurus, they have been accounted for as derivative instrument liabilities (see Note 15). The embedded derivative instruments (primarily the conversion feature) related to the $2,000,000 convertible minimum borrowing note were bifurcated and recorded as a derivative instrument liability. The warrants were valued using the Black-Scholes option pricing model at $937,500. Because the fair value of the warrants of $937,500 and the fair value of the bifurcated derivative instrument of $2,530,973 exceeded the proceeds received, the convertible minimum borrowing note was initially recorded at zero and an initial expense of $1,468,473 was recognized to record the warrants and the bifurcated derivative instrument at their fair values (see Note 15).

The Company is permitted to borrow an amount based upon its eligible accounts receivable and inventory, as defined in the agreements with Laurus. The Company must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. The Company’s obligations under the notes are secured by all of the assets of the Company, including but not limited to inventory and accounts receivable. The notes mature on March 29, 2008. Annual interest on the Notes is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 6%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock. Interest on the notes is payable monthly in arrears on the first day of each month, commencing on April 1, 2005.

The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on March 29, 2008. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 115% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.13.

Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. In connection with the September 12, 2005 stock issuance, the lender waived this provision. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

115% of the full principal amount of the convertible notes is due upon default under the terms of the convertible notes. Laurus has contractually agreed to restrict its ability to convert if the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of the Company. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, this provision was modified from 4.99% to 9.99%. In addition, this restriction would not apply in the event there was an event of default or if we sought to redeem the outstanding balance of the convertible debentures.

The warrants were exercisable until seven years from the date of the notes at a purchase price equal to $1.37 per share. The warrants were exercisable on a cashless basis. In the event that the warrants were exercised on a cashless basis, then the Company would not receive any proceeds. In addition, the exercise price of the warrants would be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the convertible minimum borrowing note. In September 2005, we sold 150,000 restricted shares of our common stock at a price below market. In connection therewith, Laurus waived their anti-dilution provisions related to all convertible notes and warrants issued to Laurus. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, we issued 52,941 restricted shares of our common stock to Laurus, in exchange for cancellation of the 750,000 warrants.

The Company was obligated to file a registration statement registering the resale of shares of the Company’s common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the conversion option. If the registration statement was not filed by April 28, 2005, or declared effective within 75 days thereafter, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company was obligated to pay Laurus certain fees and the obligations may be deemed to be in default. On April 22, 2005, the Company filed such registration statement on Form S-2, which was subsequently withdrawn by the Company.

On July 19, 2005, the Company entered into a Postponement Agreement with Laurus, whereby Laurus agreed to postpone the Company’s obligation to make certain amortization payments on its September 30, 2004 secured convertible note (see Note 14). In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with the Company, to extend the dates for the filing requirements of the Registration Statement.

On August 19, 2005, the Company filed such Registration Statement on Form S-2 for the registration of up to 3,219,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 29, 2005 convertible minimum borrowing note issued to Laurus, in the principal amount of $2,000,000, up to 750,000 shares issuable upon the exercise of common stock purchase warrants, and up to 275,000 shares issued in connection with the July 19, 2005 Postponement Agreement. Such Registration Statement was subsequently withdrawn by the Company on May 11, 2006.

In November 2005, the Company reached an agreement with Laurus in principle pursuant to which we will be obligated to pay Laurus $48,000 as payment in full for all late effectiveness fees. The agreement was subject to negotiation and execution of a definitive agreement.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

On April 28, 2006, the Company entered into a Postponement and Amendment Agreement with Laurus, pursuant to which the Company modified the September 30, 2004 and the March 29, 2005 earlier agreements among the parties. The Postponement and Amendment Agreement provides for the following:

•

Principal payments under the September 30, 2004 note are reduced by $137,500 per month for the eight months commencing May 2006, all of which shall be paid on the maturity date of the convertible note;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 29, 2005 notes shall be suspended for a period of eight months;

•	All of the common stock purchase warrants issued to Laurus in connection with the September 30, 2004 and March 29, 2005 agreements are cancelled in their entirety;

•	In connection with the foregoing, the Company issued 150,000 restricted shares of our common stock to Laurus, for cancellation of the warrants issued to Laurus;

•

In connection with the foregoing, the Company issued 275,000 restricted shares of our common stock to Laurus, for postponement of the portion of principal payments in connection with the September 30, 2004 note.

The fair value of the 275,000 shares issued in connection with the April 28, 2006 Postponement and Amendment Agreement was $45,000, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount on the September 2004 note and the discount is being amortized to interest expense over the life of the note, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

In connection with the Postponement and Amendment Agreement, the Company also executed restated promissory notes in favor of Laurus and an amended and restated registration rights agreement (the “Restated Registration Rights Agreement”). Pursuant to the Restated Registration Rights Agreement, we agreed to file a registration statement by June 30, 2006, covering the resale of the securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by September 30, 2006, but there were no stated penalties for failure to meet such deadline.

On July 3, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 10,221,275 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes, up to 7,326,585 shares of common stock underlying the September 2004 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. Such Registration Statement was subsequently withdrawn by the Company on October 4, 2006.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

On October 4, 2006, the Company entered into an agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties (the “Amendment Agreement”). The Amendment Agreement (i) eliminated the obligation of the Company to register for resale the shares of common stock underlying the securities sold in September 2004, and (ii) removed Laurus’ right to waive 9.99% ownership limitations contained in their convertible debentures.

In connection with the Amendment Agreement, the Company also executed second amended and restated promissory notes in favor of Laurus. Pursuant to the Amendment Agreement, the Company agreed to file a registration statement by October 20, 2006, covering the resale of certain securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by November 30, 2006, but there were no stated penalties for failure to meet such deadline. Laurus could have declared the obligations in default and sought immediate repayment, but it gave no indication of doing so. If immediate repayment had been required, we would not have had sufficient funds and Laurus could have taken legal action to recover amounts due from our assets.

On October 20, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 2,761,335 shares of the Company’s common stock, including up to 2,061,335 shares of common stock underlying the March 2005 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. On December 14, 2006, March 8, 2007 and March 27, 2007, the Company filed amendments to this Registration Statement on Form SB-2. On April 9, 2007, the Securities and Exchange Commission declared the Registration Statement to be effective.

On May 24, 2006, the Company entered into an Amendment Agreement with Laurus, pursuant to which the Company modified earlier agreements among the parties. In connection with the March 29, 2005 financing, the Company received certain overadvances of funds in the aggregate amount of $572,094, as of May 24, 2006. In accordance with the Amendment Agreement, Laurus permitted the Company to sell a sufficient number of shares of GeoPharma, pledged by the Company to Laurus, in connection with the September 30, 2004 financing, by June 5, 2006 in satisfaction of the overadvances, with the proceeds being paid to Laurus. Any remaining unsold shares of GeoPharma were delivered to Laurus to be held pursuant to the original pledge agreement.

On April 11, 2007, the Company entered into a Postponement and Amendment Agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties. The agreement provides for the following:

•

Principal payments under the September 2004 note are reduced to $75,000 per month for each of the months commencing January 2007 through the maturity date of the note, at which time all deferred payments become due and owing;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 2005 revolving note shall be due and payable on December 31, 2007;

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

•	In consideration for the foregoing, the Company issued an aggregate of 350,000 restricted shares of its common stock to Laurus.

The revolving note payable provides for borrowings utilizing an asset based formula, based on eligible accounts receivable and inventory, less certain allowances and reserves.

Revolving note payable consists of the following at March 31, 2007 and 2006:

	2007	2006
Principal balance of revolving note payable collateralized by all assets, interest payable at prime (8.25% at March 31, 2007 and 7.75% at March 31, 2006) plus 2% through March 29, 2008.	$2,274,413	$2,751,564

Less face value of convertible portion of revolving note payable, accounted for as a derivative financial instrument liability, convertible into shares of the Company’s common stock at a conversion price of $1.13 per share. Proceeds from the convertible debenture were allocated first to the embedded conversion feature and the residual to the debenture. The resulting discount is being amortized through period charges to interest expense using the effective interest method. (a)	(2,000,000)	(2,000,000)

Plus amortization of discount recorded as derivative instrument interest expense using an effective interest rate of 300%. (a)	1,715,352	857,676

Total	$1,989,765	$1,609,240

(a)	See Note 15 for information on the derivative instrument liabilities related to the warrants issued to Laurus and the bifurcated embedded derivative instruments related to the convertible minimum borrowing note.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 13—SHORT-TERM OBLIGATIONS

Short-term obligations consist of the following at March 31, 2007 and 2006:

	2007	2006
Note payable, unsecured, due in monthly payments of $15,149, including interest at 7.732%, through June 2007.	$30,008	$—
Note payable, unsecured, due in monthly payments of $2,933, including interest at 9.861%, through June 2007.	5,798	—
Note payable, unsecured, due in monthly payments of $1,601, including interest at 10%, through June 2007.	4,727	—
Note payable, unsecured, due in monthly payments of $4,710, including interest at 7.73%, through June 2007.	9,330	—
Note payable, unsecured, due in monthly payments of $3,478, including interest at 8.25%, through June 2006.	—	10,296

Total	$49,863	$10,296

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 14—LONG-TERM OBLIGATIONS

On September 30, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., whereby the Company completed the sale to Laurus of a secured convertible note in the principal amount of $6,000,000 and warrants to purchase 1,375,000 shares of Company common stock. Net proceeds from the offering were used to pay the purchase price for the acquisition of Bob O’Leary Health Food Distributor Co., Inc., effective on October 1, 2004.

The convertible note accrues interest at a rate per annum equal to the prime rate published in The Wall Street Journal plus 2%, subject to a floor of 6%. The interest rate on the convertible note is subject to possible downward adjustment as follows:

•

the interest rate will be decreased by 1.0% (or 100 basis points) for every 25% increase of the Company’s common stock price above the fixed conversion price prior to an effective registration statement covering the shares of common stock underlying the convertible notes and warrants; and

•

the interest rate will be decreased by 2.0% (or 200 basis points) for every 25% increase of the Company’s common stock price above the fixed conversion price after an effective registration statement covering the shares of common stock underlying the convertible notes and warrants, however, the interest rate cannot drop below 0%.

The convertible note has a term of three years. The fixed conversion rate is equal to $.90 (103% of the average closing price for the ten days prior to the execution of the securities purchase agreement). Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the note will be reduced accordingly. In connection with the September 12, 2005 stock issuance, the lender waived this provision. The conversion price of the note may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution.

Beginning on December 1, 2004, and each month thereafter, the Company shall pay $187,500 of the outstanding principal, together with accrued interest on the convertible note, in cash or registered stock. The monthly payments shall be payable in registered stock if: (i) the Company has an effective registration statement under which the stock can be sold; (ii) the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Company’s principal trading market for the five trading days immediately preceding such repayment date shall be greater than or equal to 110% of the fixed conversion rate; and (iii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of our common stock for the twenty 22 day trading period immediately preceding the applicable repayment date. If the conversion criteria are not met, the investor shall convert only such part of the monthly payment that meets the conversion criteria. Any part of the monthly payment due on a repayment date that the investor has not been able to convert into shares of common stock due to failure to meet the conversion criteria, shall be paid by the Company in cash at the rate of 102% of the principal portion of the monthly payment otherwise due on such repayment date.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

We incurred loan costs in the amount of $305,818 associated with the convertible note. As of March 31, 2007 and 2006, the outstanding principal balance on the convertible note was $3,687,500 and $4,500,000, respectively. As of March 31, 2007 and 2006, 989,758 shares of Company common stock have been issued to Laurus in payment of $750,000 of principal and $140,782 of interest on the note.

Laurus will not be entitled to be issued shares of common stock in repayment of any portion of the convertible note or upon exercise of the warrants if and to the extent such issuance would result in Laurus and its affiliates beneficially owning more than 4.99% of the Company’s issued and outstanding common stock upon such issuance, unless Laurus shall have provided at least 75 days prior written notice to the Company of its revocation of such restriction. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, this provision was modified from 4.99% to 9.99%. In addition, this restriction would not apply in the event there was a default or if we sought to redeem the outstanding balance of the convertible debentures.

The convertible note may be prepaid by the Company in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. 115% of the full principal amount of the convertible note is due upon default under the terms of the convertible note. In addition, the Company has granted the investor a security interest in substantially all of the Company’s assets and intellectual property, as well as registration rights.

The warrants were exercisable until five years from the date of the Securities Purchase Agreement at a purchase price equal to $1.04 per share (115% of the average closing price of the Company’s common stock for the 10 trading days immediately prior to the execution date). The warrants were exercisable on a cashless basis. In the event that the warrants were exercised on a cashless basis, then the Company would not receive any proceeds. In addition, the exercise price of the warrants was to be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the convertible notes issued pursuant to the Securities Purchase Agreement. In connection therewith, Laurus waived their anti-dilution provisions related to all convertible notes and warrants issued to Laurus. In September 2005, we sold 150,000 restricted shares of our common stock at a price below market. In connection therewith, Laurus waived their anti-dilution provisions related to all convertible notes and warrants issued to Laurus. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, we issued 97,059 restricted shares of our common stock to Laurus, in exchange for cancellation of the 1,375,000 warrants.

Because the common stock underlying the conversion feature embedded in the $6,000,000 convertible note and the warrant are subject to our Registration Rights Agreement with Laurus, they have been accounted for as derivative instrument assets or liabilities (see Note 15). The interest rate index derivative asset related to the interest rate index feature was recorded as a derivative instrument asset. The embedded derivative instruments (primarily the conversion feature) related to the $6,000,000 convertible note were bifurcated and recorded as a derivative instrument liability. The warrants were valued using the Black-Scholes option pricing model at $1,357,125. Because the fair value of the warrants of $1,357,125 and the fair value of the bifurcated derivative instrument of $6,579,999 exceeded the proceeds received, the convertible minimum borrowing note was initially recorded at zero and a charge to income of $1,937,124 was recognized to record the warrants and the bifurcated derivative instrument at their fair values (see Note 15).

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

The Company’s obligations under the Security Agreement, Securities Purchase Agreement and the Note are secured by a first priority lien on all of the Company’s assets and all future assets acquired, including a pledge by the Company of shares representing 100% of the Company’s share capital of GeoPharma, Inc. and a put option on the pledged shares of GeoPharma, Inc. at $6.00 per share. Additionally, the note guaranteed by the Company’s Chairman of the Board, Jugal K. Taneja.

On October 29, 2004, we filed a Registration Statement on Form S-2 for the registration of up to 8,701,585 shares of the our common stock, including up to 7,326,585 shares of common stock underlying the Secured Convertible Note issued to Laurus Master Fund, Ltd., in the principal amount of $6,000,000 and up to 1,375,000 shares issuable upon the exercise of common stock purchase warrants. On November 15, 2004, the Securities and Exchange Commission declared the Registration Statement to be effective. Such registration statement is no longer current.

On July 19, 2005, we entered into a Postponement Agreement with Laurus, whereby Laurus agreed to postpone our obligation to make certain amortization payments on its secured convertible note and, in consideration therefore, we issued to Laurus 275,000 shares of our restricted common stock. Pursuant to the agreement, the principal portion of the monthly amount that is due in connection with the September 30, 2004 note, on the first business day of each of the months from August 2005 through March 2006 in the amount of $187,500 per month, shall not be required to be paid until the first business day of each of the months from February 2007 through September 2007, respectively, in each case, in addition to the regular monthly principal payments due in each of the months. In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with us, to extend the dates for the filing requirements of our Registration Statement in connection with the March 29, 2005 financing and in connection with the shares issued under the Postponement Agreement.

The fair value of the 275,000 shares issued in connection with the July 19, 2005 Postponement Agreement was $189,750, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount on the September 2004 note and the discount is being amortized to interest expense over the life of the note, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

On August 19, 2005, the Company filed a Registration Statement on Form S-2 for the registration of up to 3,219,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 29, 2005 Secured Convertible Notes issued to Laurus, in the principal amount of $4,000,000, up to 750,000 shares issuable upon the exercise of common stock purchase warrants, and up to 275,000 shares issued in connection with the July 19, 2005 Postponement Agreement. Such Registration Statement was subsequently withdrawn by the Company on May 11, 2006.

On April 28, 2006, the Company entered into a Postponement and Amendment Agreement with Laurus, pursuant to which the Company modified the September 30, 2004 and the March 29, 2005 earlier agreements among the parties. The Postponement and Amendment Agreement provides for the following:

•

Principal payments under the September 30, 2004 note are reduced by $137,500 per month for the eight months commencing May 2006, all of which shall be paid on the maturity date of the convertible note;

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 29, 2005 notes shall be suspended for a period of eight months;

•	All of the common stock purchase warrants issued to Laurus in connection with the September 30, 2004 and March 29, 2005 agreements are cancelled in their entirety;

•	In connection with the foregoing, the Company issued 150,000 restricted shares of our common stock to Laurus, for cancellation of the warrants issued to Laurus;

•

In connection with the foregoing, the Company issued 275,000 restricted shares of our common stock to Laurus, for postponement of the portion of principal payments in connection with the September 30, 2004 note.

The fair value of the 275,000 shares issued in connection with the April 28, 2006 Postponement and Amendment Agreement was $45,000, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount on the September 2004 note and the discount is being amortized to interest expense over the life of the note, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

In connection with the Postponement and Amendment Agreement, the Company also executed restated promissory notes in favor of Laurus and an amended and restated registration rights agreement (the “Restated Registration Rights Agreement”). Pursuant to the Restated Registration Rights Agreement, we agreed to file a registration statement by June 30, 2006, covering the resale of the securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by September 30, 2006, but there were no stated penalties for failure to meet such deadline.

On May 24, 2006, the Company entered into an Amendment Agreement with Laurus, pursuant to which the Company modified earlier agreements among the parties. In connection with the March 29, 2005 financing, the Company received certain overadvances of funds in the aggregate amount of $572,094, as of May 24, 2006. In accordance with the Amendment Agreement, Laurus permitted the Company to sell a sufficient number of shares of GeoPharma, pledged by us to Laurus, in connection with the September 30, 2004 financing, by June 5, 2006 in satisfaction of the overadvances, with the proceeds being paid to Laurus. Any remaining unsold shares of GeoPharma were delivered to Laurus to be held pursuant to the original pledge agreement.

On July 3, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 10,221,275 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes, up to 7,326,585 shares of common stock underlying the September 2004 secured convertible notes, 275,000 shares of common stock

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. Such Registration Statement was subsequently withdrawn by the Company on October 4, 2006.

On October 4, 2006, the Company entered into an agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties (the “Amendment Agreement”). The Amendment Agreement (i) eliminated the obligation of the Company to register for resale the shares of common stock underlying the securities sold in September 2004, and (ii) removed Laurus’ right to waive 9.99% ownership limitations contained in their convertible debentures.

In connection with the Amendment Agreement, the Company also executed second amended and restated promissory notes in favor of Laurus. Pursuant to the Amendment Agreement, the Company agreed to file a registration statement by October 20, 2006, covering the resale of certain securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by November 30, 2006, but there were no stated penalties for failure to meet such deadline. Laurus could have declared the obligations in default and sought immediate repayment, but it gave no indication of doing so. If immediate repayment had been required, we would not have had sufficient funds and Laurus could have taken legal action to recover amounts due from our assets.

On October 20, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 2,761,335 shares of the Company’s common stock, including up to 2,061,335 shares of common stock underlying the March 2005 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. On December 14, 2006, March 8, 2007 and March 27, 2007, the Company filed amendments to this Registration Statement on Form SB-2. On April 9, 2007, the Securities and Exchange Commission declared the Registration Statement to be effective.

On April 11, 2007, the Company entered into a Postponement and Amendment Agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties. The agreement provides for the following:

•

Principal payments under the September 2004 note are reduced to $75,000 per month for each of the months commencing January 2007 through the maturity date of the note, at which time all deferred payments become due and owing;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 2005 revolving note shall be due and payable on December 31, 2007;

•	In consideration for the foregoing, the Company issued an aggregate of 350,000 restricted shares of its common stock to Laurus.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

Long-term obligations consist of the following at March 31, 2007 and 2006:

	2007	2006
Convertible note payable collateralized by all assets, due in monthly principal payments (see above), plus interest at prime (8.25% at March 31, 2007 and 7.75% at March 31, 2006) plus 2%, through September 2007.	$3,687,500	$4,500,000

Less face value of convertible note payable, accounted for as a derivative financial instrument liability, convertible into shares of the Company’s common stock at a conversion price of $0.90 per share. Proceeds from the convertible debenture were allocated first to the warrants and to the embedded conversion feature and the residual to the debenture. The resulting discount is being amortized through period charges to interest expense using the effective interest method. (a)	(6,000,000)	(6,000,000)

Plus amortization of discount recorded as derivative instrument interest expense using an effective interest rate of 300%. (a)	6,135,190	3,681,115

Less discount recorded for July 19, 2005 postponement agreement.	(189,750)	(189,750)

Less discount recorded for April 28, 2006 postponement agreement.	(82,500)	—

Plus amortization of discount as interest expense, related to postponement agreements.	200,366	60,493

Note payable collateralized by certain equipment, due in monthly payments of approximately $1,662, including interest at 10%, through December 2007.	—	31,902

Note payable collateralized by a vehicle, due in monthly payments of $412, including interest at 4.02%, through January 2009.	—	12,855

Note payable collateralized by a vehicle, due in monthly payments of $666, including interest at 1.9%, through February 2010.	—	30,090

Capitalized lease obligation for certain equipment, due in monthly payments of $499, including interest at 11.33%, through July 2010.	16,207	20,111

Other	—	8,623

	3,767,013	2,155,439
Less current maturities	3,755,176	2,093,540

Total	$11,837	$61,899

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(a)	See Note 15 for information on the derivative instrument assets or liabilities related to the warrants issued to Laurus and the bifurcated embedded derivative instruments related to the convertible note.

At March 31, 2007, principal repayments of long-term obligations are as follows:

Year Ending March 31,
2008	$3,691,870
2009	4,892
2010	5,476
2011	1,469
2012	—
Thereafter	—

Total	$3,703,707

NOTE 15—DERIVATIVE FINANCIAL INSTRUMENTS

The captions derivative financial instruments consist of (a) the embedded conversion feature bifurcated from the September 2004 and the March 2005 convertible debentures, (b) the Warrants issued in connection with the September 2004 and March 2005 convertible debts and (c) interest rate index. These derivative financial instruments are indexed to an aggregate of 6,160,908 and 9,494,656 shares, respectively, at March 31, 2007 and 2006, and are carried at fair value.

We use the Black-Scholes option price model to value embedded conversion feature components of any bifurcated embedded derivative instruments that are recorded as derivative assets or derivative liabilities. See Note 12 and Note 14 related to embedded derivative instruments that have been bifurcated from our notes payable to Laurus. We use the discounted present value of future cash flows to value derivative financial assets.

In valuing the embedded conversion feature components of the bifurcated embedded derivative instruments and the detachable warrants, at the time they were issued and at March 31, 2007 and 2006, we used the market price of our common stock on the date of valuation, an expected dividend yield of zero and the remaining period or maturity date of the convertible debt instruments. Even though the warrants issued in September 2004 were to expire in five years and the warrants issued March 2005 were to expire in seven years, we assumed they would be exercised in three years, the life of the convertible debt instruments, based on normal practices by the lender. All convertible instruments and warrants can be exercised by the holder at any time.

Because of the limited trading history of our common stock prior to the acquisition of BOSS on October 1, 2004, the expected volatility of our common stock over the remaining life of the warrants has been estimated at 126% based on not only the history of our stock price but also a review of the volatility of entities considered by management as comparable.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

The embedded conversion features in the convertible notes issued to Laurus are subject to the requirements of EITF 00-19 and SFAS 133. The Company is required by EITF 00-19 and SFAS 133 to bifurcate the embedded conversion features and warrants, and account for them as derivative instrument liabilities. These derivative instrument liabilities were initially recorded at their fair values and are then adjusted to fair value at the end of each subsequent reporting period, with any changes in the fair value recognized as income or expense in the period of change. The most significant component of this compound derivative instrument is the embedded conversion feature, which is revalued using the Black-Scholes option pricing model. The interest rate index derivative has been accounted for as a standalone financial derivative asset.

The proceeds received from Laurus were first allocated to the fair value of the freestanding warrants and then to the fair value of the bifurcated embedded derivative instruments included in the convertible notes. The remaining proceeds were then allocated to the convertible notes, resulting in those notes being recorded at a significant discount from their face amounts. For the $6,000,000 term note, that discount, is being accreted into its face amount using the effective interest method over the term of the note. For the $2,000,000 minimum borrowing note, that discount, is also being accreted to its face amount using the effective interest method over the term of the note.

The effective interest rate used to amortize the debt discount on the September 2004 6.75% convertible debenture and the March 2005 7.75% convertible debenture, amounted to 300% and 300%, respectively. Amortization of the discounts, which are included in derivative interest expense, amounted to $2,454,076 and $857,676, respectively, for the year ended March 31, 2007, and $2,454,076 and $857,676, respectively, for the year ended March 31, 2006.

The initial fair value for derivative financial instrument liabilities was determined using the Black-Scholes option pricing model. Significant assumptions used in the determination of fair value of the September 2004 and March 2005 embedded conversion features and detachable warrants were: volatility of 126%, a dividend rate of zero and a risk free interest rated of 4.20%. At each reporting period, the remaining term and risk free rate used varies depending on the factors existing at those dates.

Interest Rate Index Derivative

The September 2004 and March 2005 convertible debt financings included provisions to potentially lower the stated interest rates on the instruments in the event the price of the Company’s common stock was to increase by over 25% of the stated conversion price relating to the financing. For the September 2004 financing, the stated interest rate of 6.75% could be reduced by 200 basis points for every 25% increase in the Company’s common stock price above the conversion price. This provision could potentially reduce the interest rate, but not below zero, and would not result in an increase in the interest rate. The provision only took effect upon the effectiveness of a registration statement. The registration statement became effective on November 15, 2004 for the September 2004 financing and thus triggered the interest rate index (“IRI”) provision. Since the registration statements filed for the March 2005 financing did not become effective, this provision did not take effect.

Since the IRI is directly affected by the price of the Company’s common stock and has a value dependent on the price of the stock, it was determined to be a derivative asset. The fair value of the asset was determined using the present value of the projected

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

cash flow benefit of the potential reduction in the interest rate over the term of the loan. The initial fair value of the present value of discounted future cash flows from the projected reduction in the interest on the September 2004 convertible debt was $335,126. Since the price of the Company’s stock has decreased, the fair value of the IRI decreased to zero as of March 31, 2007 and 2006. Upon the future filing of a registration statement for both financings and when such registration statement is declared effective, the IRI for each instrument will be calculated based upon the discounted present value of the projected reduction in stated interest on the convertible debts.

The initial fair value for derivative financial assets was determined using a discounted present value of projected future cash flows. The significant assumptions in the determination of fair value of the September 2004 interest rate index (IRI) were: normal borrowing rate of 6.75% and a projected price of the Company’s common stock using a historical weighted average price of the common stock over a period equivalent to the projected life of the instrument. At each reporting period, the remaining term and a newly computed weighted average price of the Company’s common stock is determined based upon updated historical activity.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

At March 31, 2007 and 2006, the following derivative asset and liabilities related to common stock warrants and embedded derivative instruments were outstanding:

Derivative Financial Asset

Issue Date	Expiration Date	Instrument	Exercise Price Per Share	Value At Issue Date	Value At March 31, 2007	Value At March 31, 2006
9/30/2004	9/30/2007	Laurus $6,000,000 term note	$0.90	$335,126	$—	$—

Fair value of freestanding interest rate index derivative instrument asset					$—	$—

Derivative Financial Liabilities

Issue Date	Expiration Date	Instrument	Exercise Price Per Share	Value At Issue Date	Value At March 31, 2007	Value At March 31, 2006
9/30/2004	9/30/2007	1,375,000 warrants issued to Laurus	$1.04	$1,357,125	$—	$192,500
3/29/2005	3/29/2008	750,000 warrants issued to Laurus	$1.37	$937,500	$—	$120,000

Fair value of freestanding derivative instrument liabilities for warrants					$—	$312,500

Issue Date	Expiration Date	Instrument	Exercise Price Per Share	Value At Issue Date	Value At March 31, 2007	Value At March 31, 2006
9/30/2004	9/30/2007	Laurus $6,000,000 term note	$0.90	$6,579,999	$368,750	$800,001
3/29/2005	3/29/2008	Laurus $2,000,000 revolving term note	$1.13	$2,530,973	$247,788	$318,585

Fair value of bifurcated embedded derivative instrument liabilities associated with the above mentioned instruments					$616,538	$1,118,586

Issue Date	Expiration Date	Instrument	Exercise Price Per Share	Value At Issue Date	Value At March 31, 2007	Value At March 31, 2006
9/30/2004	9/30/2007	Laurus $6,000,000 term note	$0.90	$748,187	$17,916	$62,658
3/29/2005	3/29/2008	Laurus $2,000,000 revolving term note	$1.13	$273,968	$16,075	$29,632

Fair value of interest portion of bifurcated embedded derivative instrument liabilities associated with the above mentioned instruments					$33,991	$92,290

Total derivative financial instrument liabilities					$650,529	$1,523,376

NOTE 16—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has operating leases for facilities and certain machinery and equipment that expire at various dates through 2014. Certain leases provide an option to extend the lease term. Certain leases provide for payment by the Company of any increases in property taxes, insurance, and common area maintenance over a base amount and others provide for payment of all property taxes and insurance by the Company.

Future minimum lease payments, by year and in aggregate under non-cancelable operating leases, consist of the following at March 31, 2007:

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

Year Ending March 31,
2008	$533,764
2009	555,802
2010	543,808
2011	290,487
2012	176,436
Thereafter	250,661

$2,350,958

Total rent expense for the years ended March 31, 2007 and 2006 was $595,634 and $612,973 respectively.

Letter Of Credit

On June 9, 2006, the Company issued a Standby Letter Of Credit and Security Agreement to First Community Bank Of America, in the amount of $500,000 in favor of Iovate Health Sciences USA, Inc. The Company pledged an aggregate of $200,000 in certificates of deposit as collateral for the letter of credit. In addition, Jugal K. Taneja, Chairman of the Board of the Company, pledged additional collateral in the form of a $300,000 certificate of deposit and Mandeep K. Taneja, the Company’s Chief Executive Officer, personally guaranteed the letter of credit.

Consulting Agreement

Effective January 1, 2002, the Company entered into a Consulting Agreement with Jugal K. Taneja. Mr. Taneja has served as the Company’s Chairman of the Board since its inception. Until June 1998 and from November 1999 until February 14, 2002, he also served as the Company’s Chief Executive Officer. The Consulting Agreement provides for an initial three-year term ending January 1, 2005, and bi-monthly payments of $10,000, based on an annual base compensation of $240,000. On October 1, 2002, upon mutual agreement between the parties, the annual base compensation payable under the agreement was reduced to $150,000. On July 17, 2006, upon mutual agreement between the parties, commencing August 1, 2006, the annual base compensation payable under the agreement was increased to $170,000. The agreement contains termination provisions for disability, for cause, and for good reason, and it also contains confidentiality and non-competition provisions that prohibit him from competing with the Company under certain circumstances. The period covered by the non-competition provisions will end three years after the termination of the consultant’s consulting agreement with the Company. The agreement has continued under the same terms and amounts, however, there is no written agreement at this time.

Employment Agreements

On September 30, 2004, the Company, through its wholly-owned subsidiary, BOSS, entered into an Employment Agreement with Joseph Mies to serve as BOSS’s Chief Operating Officer, effective October 1, 2004. The Employment Agreement provides for an initial three-year term ending September 30, 2007, with an annual base compensation of $100,000. The agreement contains a

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

provision for bonus compensation. The agreement also contains termination provisions for disability, for cause, and for good reason, and it also contains confidentiality and non-competition provisions that prohibit him from competing with the Company under certain circumstances.

On March 30, 2005, the Company, through its wholly-owned subsidiary, DMI, entered into an Employment Agreement with Gregg Madsen. On March 27, 2007, upon mutual agreement between the parties, the agreement was cancelled.

Litigation

The Company is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. The Company believes that none of the claims that were outstanding as of March 31, 2007 and 2006 should have a material adverse impact on its financial condition or results of operations.

NOTE 17—STOCK WARRANTS

At March 31, 2007 and 2006, the Company had outstanding warrants to purchase 500,000 and 2,625,000 shares of the Company’s common stock, respectively.

On June 4, 2004, pursuant to a Financial Consulting Agreement, the Company issued 300,000 3-year life warrants to purchase common stock, for consulting services. For the 300,000 warrants, the exercise prices range from $1.50 to $2.50 per share, with vesting after one year and expiring on June 4, 2007. On October 1, 2004, pursuant to a Financial Consulting Agreement, the Company issued 200,000 4-year life warrants to purchase common stock, for consulting services. For the 200,000 warrants, the exercise prices range from $1.25 to $1.50 per share, with 25% vesting on October 1, 2004 and then subsequent vesting is at 25% per quarter, expiring on October 1, 2008.

For the warrants issued in connection with the financial consulting agreements, the balance of deferred consulting fees as of March 31, 2007 and 2006 was zero and $48,750, respectively. The initial valuation of these warrants was $442,500. For the years ended March 31, 2007 and 2006, the Company included consulting expense in the amount of $48,750 and $142,500, respectively, in selling, general and administrative expenses in the statements of operations, for these warrants.

In September 2004, pursuant to a Securities Purchase Agreement, the Company issued 1,375,000 warrants to purchase common stock, in connection with the Company’s sale of a secured convertible note, at an exercise price of $1.04 per share, subject to certain adjustments pursuant to the Securities Purchase Agreement, and they were to expire in September 2009. On April 28, 2006, in accordance with a Postponement and Amendment Agreement with Laurus, the warrants were cancelled in their entirety (see Note 14).

On March 29, 2005, pursuant to a Security Agreement, the Company issued 750,000 warrants to purchase common stock, in connection with the Company’s sale of a secured convertible note, at an exercise price of $1.37 per share, subject to certain adjustments pursuant to the Security Agreement, and they were to expire in March 2012. On April 28, 2006, in accordance with a Postponement and Amendment Agreement with Laurus, the warrants were cancelled in their entirety (see Note 12).

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 18—STOCK OPTIONS

The Company’s Stock Option Plan (“SOP”) was adopted in March 1999 to provide for the grant to employees up to 6,000,000 incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The SOP, which is administered by the Company’s Board of Directors, is intended to provide incentives to directors, officers, and other key employees and enhance the Company’s ability to attract and retain qualified employees. Stock options are granted for the purchase of common stock at a price not less than the 100% of fair market value of the Company’s common stock on the date of the grant (110% for holders of more than 10% of the total combined voting power of all classes of capital stock then outstanding).

On April 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (FAS 123(R)), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminated the ability to account for share-based compensation transactions, as the Company formerly did, using the intrinsic value method as prescribed by APB Opinion No. 25, and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company’s consolidated statement of operations.

The Company adopted FAS 123(R) using the modified prospective method which requires the application of the accounting standard as of April 1, 2006. The Company’s consolidated financial statements as of and for the year ended March 31, 2007 reflects the impact of adopting FAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for the prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R).

Share-based compensation expense recognized during the year is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Share-based compensation expense recognized in the consolidated statement of operations during the year ended March 31, 2007 included compensation expense for the share-based payment awards granted prior to March 31, 2006 and thereafter, based on the grant date fair value estimated in accordance with FAS 123(R). As share-based compensation expense recognized in the statement of operations is based on awards ultimately expected to vest, it will be reduced for estimated forfeitures. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

As a result of adopting FAS 123(R), $910,258 of share-based compensation was charged against income for the year ended March 31, 2007. For the year ended March 31, 2006, the following table illustrates the effect on net income (loss) and earnings (loss) per share had we applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Share-Based Compensation,” to share-based employee compensation.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

Year Ended March 31, 2006
Net income (loss):
As reported	$5,903,910

Pro forma	$5,416,677

Basic income (loss) per share:
As reported	$0.41

Pro forma	$0.38

Diluted income (loss) per share:
As reported	$0.08

Pro forma	$0.05

On October 17, 2004, a meeting of the Compensation Committee of the Board of Directors of the Company was held. At the meeting, the Compensation Committee granted options to purchase 500,000 shares of the Company’s common stock, effective October 1, 2004, to Jugal Taneja, the Company’s Chairman and a principal shareholder of the Company, as compensation for Mr. Taneja’s personal guarantee to Laurus Master Fund, Ltd. of financing in the amount of $6 million, to fund the BOSS acquisition. The exercise price of the options is $1.14 (110% of the fair value of the Company’s common stock on September 30, 2004). The options vest approximately equally over a three year period, commencing October 1, 2005. For the options granted, the balance of deferred consulting fees as of March 31, 2007 and 2006 was $83,127 and $249,382, respectively. The initial valuation of these options was $498,763. For the years ended March 31, 2007 and 2006, the Company included compensation expense in the amount of $166,254 in selling, general and administrative expenses in the statements of operations, for these options.

On December 1, 2005, the Company granted options to purchase 2,500 shares of the Company’s common stock to an employee, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.39 (100% of the fair value of the Company’s common stock on November 30, 2005). The options vest on December 1, 2006. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 110.35% and a risk free interest rate of 4.47%.

On March 1, 2006, the Company granted options to purchase 2,500 shares of the Company’s common stock to an employee, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.43 (100% of the fair value of the Company’s common stock on February 28, 2006). The options vest on March 1, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 110.35% and a risk free interest rate of 4.77%.

On July 17, 2006, the Company granted options to purchase 650,000 shares of the Company’s common stock to employees, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.37 (100% of the fair value of the Company’s common stock on July 16, 2006). The options vest approximately equally over a three year period, commencing July 17, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 114.74% and a risk free interest rate of 5.07%.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

On July 17, 2006, the Company granted options to purchase 250,000 shares of the Company’s common stock to Jugal Taneja, the Company’s Chairman and a principal shareholder of the Company, and options to purchase 250,000 shares of the Company’s common stock to Mandeep Taneja, the Company’s Chief Executive Officer and a principal shareholder of the Company, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.407 (110% of the fair value of the Company’s common stock on July 16, 2006). The options vest approximately equally over a three year period, commencing July 17, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 114.74% and a risk free interest rate of 3.56%.

On July 24, 2006, the Compensation Committee of the Company’s Board of Directors granted options to purchase 500,000 shares of the Company’s common stock to Mandeep Taneja, as compensation for Mr. Taneja’s personal guarantee to First Community Bank, on July 24, 2006, of the Standby Letter Of Credit and Security Agreement issued by the Company to First Community Bank. The exercise price of the options is $0.44 (110% of the fair value of the Company’s common stock on July 23, 2006). The options vest approximately equally over a three year period, commencing July 24, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 114.74% and a risk free interest rate of 3.69%.

On March 28, 2007, the Company offered all persons who held outstanding vested and unvested options to purchase common stock, which were issued pursuant to the terms of the Company’s stock option plan, to replace all of his or her outstanding vested and unvested options into a new number of restricted common shares. As a result, the Company issued an aggregate of 1,186,825 restricted shares of common stock in exchange for the cancellation of 2,905,000 outstanding options to purchase common stock. The options had exercise prices ranging from $0.1625 to $1.14. All persons who received shares in exchange for cancellation of options entered into lock up agreements, pursuant to which they are not permitted to sell, assign, encumber, grant an option with respect to, or transfer and/or dispose of such shares for a period of three years, except with prior written consent of the Company. As a result of the exchanges, the compensation expense recorded by the Company in excess of the Black-Scholes grant date fair value was $143,907, for the year ended March 31, 2007.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model, with the following weighted average assumptions:

	2007	2006
Risk-free interest rate	3.56%-5.07%	4.47%-4.77%
Dividend yield	—	—
Volatility	114.74%	110.35%
Average expected term	7 years	7 years

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

The following summarizes information about the aggregate stock option activity for the years ended March 31, 2007 and 2006:

	2007		2006
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding, beginning of year	1,960,000	$.82	1,955,000	$.82
Granted	1,650,000	.40	5,000.41
Exercised	—	—	—	—
Exchanged for common stock	(2,905,000)	—	—	—
Expired and forfeited	(705,000)	—	—	—

Outstanding, end of year	—	$—	1,960,000	$.82

Options vested, end of year	—	$—	1,186,663	$.58

Weighted average fair value of options granted during the years ended March 31, 2007 and 2006		$.33		$.27

As of March 31, 2007, there were no options outstanding. As of March 31, 2006, there were 1,960,000 options outstanding. Any options which are forfeited or cancelled before expiration become available for future grants.

NOTE 19—SHAREHOLDERS’ EQUITY

In August 1998, upon the filing by the Company of Articles of Amendment to its Articles of Incorporation, the Company established Series A Convertible Preferred Stock. The Series A Preferred Stock was issued in conjunction with the Company’s acquisition of Energy Factors. Terms associated with the issuance of the Series A Preferred are: (1) Shareholders are not entitled to receive dividends, (2) Liquidation preference of $5 per share over any junior stock, including common stock, (3) Automatic conversion to one share of common stock if the average closing price of the common stock for any five consecutive trading day period is $5 per share or more, and (4) Holders of Series A Preferred are entitled to the same voting rights as shareholders of common stock as a single class.

In September 1998, upon the filing by the Company of Articles of Amendment to its Articles of Incorporation, the Company established Series B 6% Cumulative Convertible Preferred Stock. The Series B Cumulative Convertible Preferred Stock was issued for cash used in the operations of the Company. Terms associated with the issuance of Series B Preferred are: (1) Shareholders are entitled to receive dividends on each outstanding share at an annual rate of 6%, (2) Liquidation preference of $2.50 per share over any junior stock, including common stock, (3) Automatic conversion to one share of common stock if the average closing price of the common stock for any five consecutive trading day period is $5 per share or more, and (4) Holders of Series B Preferred have no voting rights.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

On July 29, 2003, the Board of Directors of the Company approved a forward split of its outstanding shares of common stock on a four-for-one basis effective August 12, 2003, such that for each share of Company common stock held as of August 1, 2003, each shareholder was entitled to receive three additional shares of Company common stock.

Effective August 1, 2003, upon the filing by the Company of Articles of Amendment to its Articles of Incorporation on July 30, 2003, the four-for-one forward stock split was effected, with a record date of August 1, 2003. The payment date for the additional shares of Company common stock was August 12, 2003.

On October 22, 2004 a Special Meeting of Stockholders of the Company was held at the Company’s corporate headquarters. At the meeting, a minimum of 81% of all of the shareholders of record of the Company’s common stock, at the close of business on September 20, 2004, voted to approve the amendment to the Company’s articles of incorporation to (a) increase the authorized number of shares of common stock from 20,000,000 shares to 45,000,000 shares, and (b) to change the quorum requirements for various stockholder actions from 75% of the holders of outstanding shares of the Company’s common stock to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

On October 25, 2004, the Company filed the Certificate of Amendment to Restated Articles of Incorporation of Dynamic Health Products, Inc. to accomplish the above.

On October 29, 2004, the Company filed a Registration Statement on Form S-2 for the registration of up to 8,701,585 shares of the Company’s common stock, including up to 7,326,585 shares of common stock underlying the Secured Convertible Note in the principal amount of $6,000,000 and up to 1,375,000 shares issuable upon the exercise of common stock purchase warrants. On November 15, 2004, the Securities and Exchange Commission declared the Registration Statement to be effective. Such Registration Statement is no longer current.

On April 22, 2005, the Company filed a Registration Statement on Form S-2 for the registration of up to 2,944,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the Secured Convertible Notes in the principal amount of $4,000,000 and up to 750,000 shares issuable upon the exercise of common stock purchase warrants. The Company subsequently withdrew such Registration Statement on August 19, 2005.

On August 19, 2005, the Company filed a Registration Statement on Form S-2 for the registration of up to 3,219,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes in the principal amount of $4,000,000, up to 750,000 shares issuable upon the exercise of common stock purchase warrants and 275,000 shares of common stock underlying the July 2005 postponement agreement. The Company subsequently withdrew such Registration Statement on May 11, 2006.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

On July 19, 2005, the Company entered into a Postponement Agreement with Laurus Master Fund, Ltd., whereby Laurus agreed to postpone the Company’s obligation to make certain amortization payments on its secured convertible note and, in consideration therefore, the Company issued to Laurus 275,000 shares of restricted common stock of the Company. Pursuant to the agreement, the principal portion of the monthly amount that is due on the first business day of each of the months from August 2005 through March 2006, in the amount of $187,500 per month, shall not be required to be paid until the first business day of each of the months from February 2007 through September 2007, respectively, in each case, in addition to the regular monthly principal payments due in each of the months. In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with the Company to extend the dates for the filing requirements of the Company’s Registration Statement.

On August 31, 2005, the Company issued 14,038 restricted shares of common stock to Dynamic Health Products, Inc. 401(k) Plan for the Company’s contribution to the employees 401(k) benefit plan.

On September 12, 2005, 150,000 shares of restricted common stock of the Company were sold to a non-affiliated third party investor at $.50 per new share, for gross proceeds of $75,000. Proceeds were used to provide additional working capital for the Company.

On April 28, 2006, the Company entered into a Postponement and Amendment Agreement with Laurus Master Fund, Ltd., pursuant to which the Company modified the September 30, 2004 and the March 29, 2005 earlier agreements among the parties. Pursuant to the agreement, the principal portion of the monthly amount that is due under the September 30, 2004 convertible note on the first business day of each of the months from May 2006 through December 2006, in the amount of $187,500 per month, shall be reduced by $137,500 per month. and, in consideration therefore, the Company issued to Laurus 275,000 shares of restricted common stock of the Company. In addition, Laurus agreed to the cancellation of all of the common stock purchase warrants issued to Laurus in connection with the September 30, 2004 and March 29, 2005 agreements and, in consideration therefore, the Company issued to Laurus 150,000 shares of restricted common stock of the Company. In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with the Company to extend the dates for the filing requirements of the Company’s Registration Statement.

In connection with the Postponement and Amendment Agreement, the Company also executed restated promissory notes in favor of Laurus and an amended and restated registration rights agreement (the “Restated Registration Rights Agreement”). Pursuant to the Restated Registration Rights Agreement, we agreed to file a registration statement by June 30, 2006, covering the resale of the securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by September 30, 2006, but there were no stated penalties for failure to meet such deadline.

On June 7, 2006, the Company issued 166,405 restricted shares of its common stock to Dynamic Health Products, Inc. 401(k) Plan for the Company’s contribution to the employees 401(k) benefit plan.

On July 3, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 10,221,275 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes, up to 7,326,585 shares of common stock underlying the September 2004 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. Such Registration Statement was subsequently withdrawn by the Company on October 4, 2006.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

On October 4, 2006, the Company entered into an agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties (the “Amendment Agreement”). The Amendment Agreement (i) eliminated the obligation of the Company to register for resale the shares of common stock underlying the securities sold in September 2004, and (ii) removed Laurus’ right to waive 9.99% ownership limitations contained in their convertible debentures.

In connection with the Amendment Agreement, the Company also executed second amended and restated promissory notes in favor of Laurus. Pursuant to the Amendment Agreement, the Company agreed to file a registration statement by October 20, 2006, covering the resale of certain securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by November 30, 2006, but there were no stated penalties for failure to meet such deadline. Laurus could have declared the obligations in default and sought immediate repayment, but it had given no indication of doing so. If immediate repayment had been required, we would not have had sufficient funds and Laurus could have taken legal action to recover amounts due from our assets.

On October 20, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 2,761,335 shares of the Company’s common stock, including up to 2,061,335 shares of common stock underlying the March 2005 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. On December 14, 2006, March 8, 2007 and March 27, 2007, the Company filed amendments to this Registration Statement on Form SB-2. On April 9, 2007, the Securities and Exchange Commission declared the Registration Statement to be effective.

On March 28, 2007, the Company issued an aggregate of 1,186,825 restricted shares of common stock in exchange for the cancellation of 2,905,000 outstanding options to purchase common stock. The options had exercise prices ranging from $0.1625 to $1.14. All persons who received shares in exchange for cancellation of options entered into lock up agreements, pursuant to which they are not permitted to sell, assign, encumber, grant an option with respect to, or transfer and/or dispose of such shares for a period of three years, except with prior written consent of the Company.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE 20—EARNINGS (LOSS) PER SHARE

The following sets forth the computation of basic and diluted net earnings per common share for the years ended March 31, 2007 and 2006:

	2007	2006
		(Restated)
Numerator:
Net income (loss)	$(3,814,764)	$5,903,910
Less preferred stock dividends	—	—

Net income (loss) available to common shareholders	(3,814,764)	5,903,910

Less derivative instrument income and interest expense, net , from convertible notes	—	4,246,950

Net income (loss) available to common shareholders after assumed conversion of dilutive securities	$(3,814,764)	$1,656,960

Denominator:
Weighted average shares outstanding	15,006,057	14,308,264
Effect of dilutive securities:
Convertible notes	—	6,769,912
Warrants	—	—
Stock options	—	403,458

Weighted average fully diluted shares outstanding	15,006,057	21,481,634

Net earnings (loss) per common share –
Basic	$(0.25)	$.41

Diluted	$(0.25)	$.08

For the year ended March 31, 2007, warrants on 500,000 shares of common stock and 5,867,135 shares issuable upon conversion of convertible notes were not included in the computation of diluted earnings (loss) per share because their effects were anti-dilutive. For the year ended March 31, 2006, options on 1,552,582 shares of common stock and warrants on 2,625,000 shares of common stock were not included in the computation of diluted earnings per share because their effects were anti-dilutive. See Note 1 for further information regarding the restatement.

NOTE 21—CONCENTRATION OF CREDIT RISK

Concentrations of credit risk with respect to trade receivables are limited due to the distribution of sales over a large customer base. For the years ended March 31, 2007 and 2006, DPS Nutrition Inc. accounted 11%, in relation to total consolidated revenues. The Company has no concentration of customers within specific geographic areas outside of the United States that would give rise to significant geographic credit risk.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

Financial instruments that potentially subject the Company to concentrations of credit risk include cash deposits with commercial banks and brokerage firms. At March 31, 2007 and 2006, the Company maintained cash balances in excess of the Federal Deposit Insurance Company’s $100,000 insurance limit.

NOTE 22—SUBSEQUENT EVENTS

On April 11, 2007, the Company entered into a Postponement and Amendment Agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties. The agreement provides for the following:

•

Principal payments under the September 2004 note are reduced to $75,000 per month for each of the months commencing January 2007 through the maturity date of the note, at which time all deferred payments become due and owing;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 2005 revolving note shall be due and payable on December 31, 2007;

•	In consideration for the foregoing, the Company issued an aggregate of 350,000 restricted shares of its common stock to Laurus.

On April 26, 2007, the Company entered into a Business Loan Agreement with First Community Bank of America (“FCB”), whereby the Company issued a secured Promissory Note to FCB in the maximum principal amount of $1,000,000, or so much as may be outstanding, together with interest on the unpaid outstanding principal balance from time to time. Loan advances will be made from time to time upon the request of the Company. The note matures on October 15, 2007. Annual interest on the note is equal to the U.S. Prime Rate as published in The Wall Street Journal, plus 1%. Interest shall be calculated from the date of each advance until repayment of each advance. Interest on the note is payable monthly on the 26th day of each month, commencing May 26, 2007. There is no prepayment penalty on the note. The note is guaranteed by Jugal K. Taneja, the Company’s Chairman and Mandeep K. Taneja, the Company’s Chief Executive Officer and President. In addition, Jugal Taneja and his spouse, and Mandeep Taneja have pledged certain shares of the Company’s common stock as collateral for the note. Proceeds of the note will be used for short-term working capital needs.

On May 14, 2007, the Company and GeoPharma, Inc. entered into a definitive agreement (the “Merger Agreement”) under which the Company will merge with and into a wholly-owned subsidiary of GeoPharma in a stock transaction (the “Merger”). The Board of Directors of the Company determined that the Merger would further the Company’s long-term business objectives, including without limitation, providing additional capital to support continued growth.

Under the terms of the Merger Agreement, GeoPharma will exchange approximately 0.1429 shares of its common stock for each share of Company common stock and fractional shares will be rounded up to the nearest whole share. Based on an average 10-day market closing price of GeoPharma’s common stock from May 1-14, 2007 of $4.24 per share, the transaction would be valued at $14 million, based on an estimated 3.3 million shares of GeoPharma common stock to be issued to the shareholders of the Company in the Merger. The actual value at consummation of the Merger will be based on GeoPharma’s share price at that time.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

Completion of the Merger of the Company into a wholly-owned subsidiary of GeoPharma and the issuance of the GeoPharma common shares to the shareholders of the Company is subject to the approval of the transaction by the shareholders of both companies, the conversion of the Company’s convertible notes prior to the closing of the Merger, the receipt of required regulatory approvals, and the satisfaction of usual and customary closing conditions. The Merger Agreement contains certain termination rights for both the Company and GeoPharma.

Directors and executive officers of GeoPharma beneficially own and are entitled to vote approximately 43% of the shares of GeoPharma common stock outstanding. Directors and executive officers of the Company beneficially own and are entitled to vote approximately 47% of the shares of Company common stock outstanding.

There are certain material relationships between the Company and its affiliates, and GeoPharma and its affiliates. In this regard, Jugal K. Taneja is the Chairman of the Board of Directors of the Company and GeoPharma, and he is a principal shareholder of both companies. Mandeep K. Taneja is the Chief Executive Officer, President, a director and a principal shareholder of the Company. Mihir K. Taneja is the Chief Executive Officer of GeoPharma and a principal shareholder of both companies. Mandeep Taneja and Mihir Taneja are Jugal Taneja’s sons. Kotha S. Sekharam is the President of GeoPharma, a director of both companies, and a principal shareholder of GeoPharma. William L. LaGamba, a principal shareholder of the Company is also a director of GeoPharma. Currently, the Company holds 204,914 shares of common stock of GeoPharma.

On May 15, 2007, the Company and GeoPharma filed with the Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus on Form S-4, in connection with the proposed acquisition of the Company by GeoPharma pursuant to the terms of the definitive Merger Agreement.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007	March 31, 2007
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$337,622	$1,104,845
Certificates of deposit	201,688	203,908
Marketable equity securities, net	704,196	947,223
Accounts receivable, net	2,106,156	2,694,188
Inventories, net	5,905,539	6,021,047
Prepaid expenses	1,431,341	310,994
Deferred consulting fees	—	83,127
Other current assets	215,349	194,928
Due from affiliates	33,982	3,960
Notes receivable, net	10,000	205,125

Total current assets	10,945,873	11,769,345
Property, plant and equipment, net	652,777	714,043
Goodwill	4,145,130	4,145,130
Intangible assets, net	320,466	464,268
Other assets	21,831	21,831
Deferred income taxes	145,000	49,400

Total assets	$16,231,077	$17,164,017

LIABILITIES AND SHAREHOLHOLDERS' EQUITY
Current liabilities:
Revolving notes payable, net	$3,293,995	$1,989,765
Current portion of long-term obligations	3,242,124	3,755,176
Accounts payable	6,862,576	7,911,918
Other payables	1,203,028	676,034
Income tax payable	—	115
Accrued expenses	608,026	397,026
Accrued income taxes	923	925
Obligations to affiliates	49,133	26,363
Notes payable	—	49,863
Derivative financial instruments	91,912	650,529

Total current liabilities	15,351,717	15,457,714
Long-term obligations, less current portion	9,459	11,837

Total liabilities	15,361,176	15,469,551

Commitments and contingencies
Shareholders’ equity:
Preferred stock, undesignated; 800,000 shares authorized; no shares issued or outstanding	—	—
Series A Convertible Preferred stock, $.01 par value; 400,000 shares authorized; no shares issued or outstanding	—	—
Series B 6% Cumulative Convertible Preferred stock, $.01 par value; 800,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 16,691,860 and 16,241,860 shares issued and outstanding	166,919	162,419
Additional paid-in capital	5,220,370	5,045,370
Retained earnings (deficit)	(4,935,646)	(4,087,118)
Accumulated other comprehensive income:
Unrealized gains (losses) on marketable equity securities, net of tax	418,258	573,795

Total shareholders’ equity	869,901	1,694,466

Total liabilities and shareholders’ equity	$16,231,077	$17,164,017

See accompanying notes to condensed consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Six Months Ended September 30,

	2007	2006
Revenues	$29,218,542	$26,719,669
Cost of goods sold	24,019,766	21,545,644

Gross profit	5,198,776	5,174,025
Operating expenses:
Selling, general and administrative expenses	5,302,967	5,009,482
Amortization expense	156,542	154,445
Depreciation expense	98,509	91,497

Total operating expenses	5,558,018	5,255,424

Operating income (loss) before other income and expense	(359,242)	(81,399)
Other income (expense):
Interest income	3,530	12,801
Other income and expenses, net	(81,888)	95,216
Gain (loss) on sale of property	(3,781)	775
Gain on sale of marketable equity securities	—	572,096
Gain from debt extinguishment	—	153,750
Derivative instrument income (expense), net	558,617	733,033
Derivative instrument interest income (expense)	(149,458)	(1,573,743)
Interest expense	(816,542)	(420,398)

Total other income (expense)	(489,522)	(426,470)

Income (loss) before income taxes	(848,764)	(507,869)
Income tax expense (benefit)	(236)	185,876

Net income (loss)	(848,528)	(693,745)
Preferred stock dividends	—	—

Net income (loss) available to common shareholders	$(848,528)	$(693,745)

Basic income (loss) per share	$(0.05)	$(0.05)

Basic weighted average number of common shares outstanding	16,664,538	14,931,406

Diluted income (loss) per share	$(0.05)	$(0.05)

Diluted weighted average number of common shares outstanding	16,664,538	14,931,406

See accompanying notes to condensed consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

									Accumulated Other Comprehensive Income
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Unrealized Gains (Losses) on Securities	Total Shareholders' Equity
	Shares	Dollars	Shares	Dollars	Shares	Dollars
Balances at March 31, 2007 (Audited)	—	$—	—	$—	16,241,860	$162,419	$5,045,370	$(4,087,118)	$573,795	$1,694,466
COMPREHENSIVE INCOME (LOSS)
Net income (loss)	—	—	—	—	—	—	—	(848,528)		(848,528)
Unrealized gains (losses) on marketable equity securities (net of tax of $87,490)	—	—	—	—	—	—	—	—	(155,537)	(155,537)

Comprehensive income (loss)										(1,004,065)
Issuance of 350,000 shares of common stock in connection with Postponement Agreement	—	—	—	—	350,000	3,500	161,000	—		164,500
Issuance of 100,000 shares of common stock for consulting services	—	—	—	—	100,000	1,000	14,000	—		15,000

Balances at September 30, 2007 (Unaudited)	—	$—	—	$—	16,691,860	$166,919	$5,220,370	$(4,935,646)	$418,258	$869,901

See accompanying notes to condensed consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Six Months Ended September 30,

	2007	2006
Cash flows from operating activities:
Net income (loss)	$(848,528)	$(693,745)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	255,050	245,942
Amortization of deferred consulting fees	83,127	131,877
Amortization of debt discount to interest expense	224,146	67,992
Common stock issued for consulting fees	15,000	—
Share-based compensation expense	—	190,832
Derivative instrument (income) expense, net	(558,617)	(733,033)
Derivative instrument interest expense	149,458	1,573,743
(Gain) loss on sale property	3,781	(775)
Gain on sale of marketable equity securities	—	(572,096)
Gain from debt extinguishment	—	(153,750)
Changes in operating assets and liabilities:
Accounts receivable	588,032	(279,487)
Inventories	115,508	(84,519)
Due to/from affiliates, net	(7,252)	7,520
Prepaid expenses	(1,120,347)	(109,212)
Other current assets	93,704	(68,239)
Other assets	—	60,335
Accounts payable	(1,049,342)	558,041
Other payables	526,994	(106,745)
Income tax payable	(115)	18,743
Accrued expenses	211,000	(2,543)
Accrued income taxes	(2)	(5,819)
Deferred income taxes	(8,110)	147,783

Net cash provided by (used in) operating activities	(1,326,513)	192,845

Cash flows from investing activities:
Purchases of property and equipment	(43,024)	(157,110)
Proceeds from sale of property	2,000	14,500
Repayments of notes receivable	81,000	56,847
Proceeds from sale of marketable equity securities	—	572,096
Purchase of distributor agreement	—	(25,000)
Purchase of certificate of deposit	—	(75,000)
Proceeds from certificates of deposit	2,220	—

Net cash provided by (used in) investing activities	42,196	386,333

Cash flows from financing activities:
Payments of long-term obligations	(452,124)	(464,529)
Proceeds from issuance of short-term obligations	5,567,018	4,711,289
Payments of short-term obligations	(4,585,060)	(5,255,095)
Payment of loan costs	(12,740)	—

Net cash provided by (used in) financing activities	517,094	(1,008,335)

Net increase (decrease) in cash	(767,223)	(429,157)
Cash at beginning of period	1,104,845	1,009,012

Cash at end of period	$337,622	$579,855

See accompanying notes to condensed consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) - Continued

Six Months Ended September 30, 2007

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$353,206	$348,430

Cash paid during the period for income taxes	$1,159	$69,950

Supplemental schedule of non-cash investing activities:
Conversion of accounts receivable to note receivable	$—	$170,403

Supplemental schedule of non-cash financing activities:
Issuance of common stock for postponement agreement	$164,500	$82,500

Issuance of common stock for consulting services	$15,000	$—

Issuance of common stock in exchange for cancellation of common stock warrants	$—	$45,000

Issuance of common stock for employer contribution to profit sharing plan	$—	$44,929

Issuance of short-term obligations for prepaid expenses	$—	$171,230

See accompanying notes to condensed consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED

SEPTEMBER 30, 2007 AND 2006 (UNAUDITED)

NOTE 1—BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles for interim financial information and with the instruction to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. Generally Accepted Accounting Principles for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Principles of Consolidation

The accompanying consolidated financial statements as of September 30, 2007 and March 31, 2007, and for the six months ended September 30, 2007 and 2006 include the accounts of Dynamic Health Products, Inc. and its principally wholly-owned subsidiaries (collectively the “Company”), Pharma Labs Rx, Inc. (FL), Dynamic Life Products, Inc., Herbal Health Products, Inc., Online Meds Rx, Inc., and its subsidiary Dynamic Financial Consultants, LLC, Bryan Capital Limited Partnership, Pharma Labs Rx, Inc. (NV), Bob O’Leary Health Food Distributor Co., Inc. (“BOSS”), Dynamic Marketing I, Inc. (“DMI”) and DYHP Acquisitions, Inc. All transactions relating to intercompany balances and transactions have been eliminated in consolidation.

b. Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

c. Investments in Equity Securities

At September 30, 2007 and March 31, 2007, the marketable equity securities are classified as available for sale. In accordance with Statement of Financial Accounting Standards No. 115, “Accounting For Certain Investments In Debt And Equity Securities” (SFAS 115), marketable equity securities available for sale are recorded in the Company’s financial statements at fair market value. The corresponding unrealized gain or loss in the fair market value in relation to cost is accounted for as a separate component of shareholders’ equity, net of tax.

d. Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

e. Inventories

Inventories, net, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

f. Property, Plant and Equipment

Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased equipment under capital leases is amortized using the straight-line method over the lives of the respective leases or over the service lives of the assets, whichever is shorter, for those leases that substantially transfer ownership. Accelerated depreciation methods are used for tax purposes.

g. Intangible Assets

Intangible assets consist primarily of goodwill, customer lists and loan costs. Effective April 1, 2002 with the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill And Other Intangibles” (SFAS 142), intangible assets with an indefinite life, namely goodwill, are not amortized. Intangible assets with a definite life are amortized on a straight-line basis with estimated useful lives ranging from one to five years. Loan costs are amortized on a straight-line basis over the life of the loan. Intangible assets with indefinite lives will be tested for impairment yearly and will also be tested for impairment between the annual tests, should an event occur or should circumstances change that would indicate that the carrying amount may be impaired. The Company has selected September 30 as the annual date to test these assets for impairment.

h. Impairment of Assets

In accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting For The Impairment Or Disposal Of Long-Lived Assets” (SFAS 144), the Company’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining unamortized balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The impairment write-down would be the difference between the carrying amounts and the fair value of these assets. Losses on impairment are recognized by a charge to earnings. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There were no impairment losses recorded as of September 30, 2007 and March 31, 2007, and for the six months ended September 30, 2007 and 2006.

i. Income Taxes

The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109, “Accounting For Income Taxes” (SFAS 109). Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

j. Earnings (Loss) Per Common Share

Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share is calculated by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method (see Note 13).

k. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at September 30, 2007 and March 31, 2007, as well as the reported amounts of revenues and expenses for six months ended September 30, 2007 and 2006. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

l. Revenue Recognition

In accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition In Financial Statements” (SAB101), revenues result from product sales and are recognized by the Company upon passage of title and risk of loss to customers (when product is delivered to common carrier for shipment to customers). Provisions for discounts and sales incentives to customers, and returns and other adjustments are provided for in the period the related sales are recorded. Sales incentives to customers and returns have thus far been immaterial to the Company. All shipping and handling costs invoiced to customers are included in revenues. Costs incurred by the Company for shipping, handling and warehousing are included in selling, general and administrative expenses, and were $1,120,406 and $995,410, for the six months ended September 30, 2007 and 2006, respectively.

m. Advertising Costs

In accordance with Statement of Position No. 93-7, “Reporting On Advertising Costs” (SOP 93-7), the Company charges advertising costs, including those for catalog sales and direct mail, to expense as incurred. Advertising expenses are included in selling, general and administrative expenses in the statements of operations and were $162,410 and $149,786 for the six months ended September 30, 2007 and 2006, respectively.

For cooperative advertising allowances received from third party manufacturers and vendors, the Company applies EITF Issue No. 02-16 “Accounting By A Customer (Including A Reseller) For Certain Consideration Received From A Vendor”. These allowances are included as a reduction in cost of goods sold and were $211,700 and $145,960, respectively, for the six months ended September 30, 2007 and 2006, respectively.

n. Research and Development Costs

The Company charges research and development costs to expense as incurred. There were no research and development costs incurred for the six months ended September 30, 2007 and 2006.

o. Stock Based Compensation

On April 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (FAS 123(R)), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. The Company adopted FAS 123(R) using the modified prospective transition method. Under the modified prospective transition method, compensation cost is recognized on a prospective basis for all share-based payments granted prior to, but not yet vested as of April 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of FAS 123(R). For share-based payment awards granted after April 1, 2006, the Company recognizes compensation cost based on estimated grant date fair value using the Black-Scholes option pricing model. In accordance with the modified prospective method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R).

p. Fair Value of Financial Instruments

The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

Cash, Accounts Receivable, Accounts Payable and Accrued Expenses: The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to their relatively short maturity.

Short-Term Obligations: The fair value of the Company’s fixed-rate short-term obligations is estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements. At September 30, 2007 and March 31, 2007, the fair value of the Company’s short-term obligations approximated its carrying value.

Revolving Note Payable: The carrying amount of the Company’s revolving note payable approximates fair market value since the interest rate on this instrument corresponds to market interest rates.

Long-Term Obligations: The fair value of the Company’s fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements. At September 30, 2007 and March 31, 2007, the fair value of the Company’s fixed-rate long-term obligations approximated its carrying value.

q. Reclassifications

Certain reclassifications have been made to the financial statements as of March 31, 2007 and for the six months ended September 30, 2006 to conform to the presentation as of and for the six months ended September 30, 2007.

NOTE 3—RELATED PARTY TRANSACTIONS

As of September 30, 2007 and March 31, 2007, the Company’s investment in GeoPharma, Inc. (“GeoPharma”), consisting of 204,914 shares of its common stock, is included in marketable equity securities, net. Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company is also a principal shareholder and Chairman of the Board of GeoPharma.

As of September 30, 2007 and March 31, 2007, the Company’s investment in Vertical Health Solutions, Inc. (“Vertical”), consisting of 253,337 shares of its common stock, is included in marketable equity securities, net. Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company is also a director and a principal shareholder of Vertical.

Amounts due from and to affiliates represent balances owed to or from the Company for sales or purchases occurring in the normal course of business. Amounts due from and to these affiliates are in the nature of trade payables or receivables and fluctuate based on sales and purchasing volume and payments received. Any future transactions between the Company and its officers, directors or affiliates will be subject to approval by a majority of disinterested directors or shareholders in accordance with Florida law.

For the six months ended September 30, 2007 and 2006, purchases of products from subsidiaries of GeoPharma were $30,728 and $60,921, respectively, and sales of products to subsidiaries of GeoPharma were zero and $60, respectively. As of September 30, 2007 and March 31, 2007, $49,133 and $26,363, respectively, were due to subsidiaries of GeoPharma and are included in obligations to affiliates. As of September 30, 2007 and March 31, 2007, $33,982 and $3,960, respectively, were due from GeoPharma and its subsidiaries.

Research and development is primarily contracted through Innovative Health Products, Inc. (“Innovative”), a wholly-owned subsidiary of GeoPharma, and product nutritional information, as well as product label requirements, are prepared by Innovative’s regulatory staff personnel. Research and development costs have been immaterial to the operations of the Company, and are charged to expense as incurred.

On May 14, 2007, the Company and GeoPharma entered into a definitive agreement (the “Merger Agreement”) under which the Company will merge with and into a wholly-owned subsidiary of GeoPharma in a stock transaction (the “Merger”). The Board of Directors of the Company determined that the Merger would further the Company’s long-term business objectives, including without limitation, providing additional capital to support continued growth.

Under the terms of the Merger Agreement, GeoPharma will exchange approximately 0.1429 shares of its common stock for each share of Company common stock and fractional shares will be rounded up to the nearest whole share. Based on an average 10-day market closing price of GeoPharma’s common stock from May 1-14, 2007 of $4.24 per share, the transaction would be valued at $14 million, based on an estimated 3.3 million shares of GeoPharma common stock to be issued to the shareholders of the Company in the Merger. The actual value at consummation of the Merger will be based on GeoPharma’s share price at that time.

Completion of the Merger of the Company into a wholly-owned subsidiary of GeoPharma and the issuance of the GeoPharma common shares to the shareholders of the Company is subject to the approval of the transaction by the shareholders of both companies, the conversion of the Company’s convertible notes prior to the closing of the Merger, the receipt of required regulatory approvals, and the satisfaction of usual and customary closing conditions. The Merger Agreement contains certain termination rights for both the Company and GeoPharma.

Directors and executive officers of GeoPharma beneficially own and are entitled to vote approximately 43% of the shares of GeoPharma common stock outstanding. Directors and executive officers of the Company beneficially own and are entitled to vote approximately 47% of the shares of Company common stock outstanding.

On May 15, 2007, the Company and GeoPharma filed with the Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus on Form S-4, in connection with the proposed acquisition of the Company by GeoPharma pursuant to the terms of the definitive Merger Agreement. The SEC declared the S-4 Registration Statement, as amended, effective on July 5, 2007. On August 10, 2007, the Merger Agreement was approved by the shareholders of the Company and GeoPharma. On October 15, 2007, the merger was effective.

NOTE 4—MARKETABLE EQUITY SECURITIES, NET

At September 30, 2007 and March 31, 2007, investments in marketable equity securities, net are summarized as follows:

Available for sale equity securities:

	September 30, 2007	March 31, 2007
Cost of securities	$50,667	$50,667
Plus gross unrealized gain	686,462	901,622
Less gross unrealized loss	(32,933)	(5,066)

Fair value	$704,196	$947,223

Realized gains and losses from available for sale equity securities are determined on the basis of the specific cost of the security sold versus the sale price of the security. For the six months ended September 30, 2007 and 2006, the Company had no realized losses. The change in marketable equity securities included in earnings for the six months ended September 30, 2006 was $572,096, of which $572,096 of unrealized holding gains were reclassified from accumulated other comprehensive income into earnings. For the six months ended September 30, 2007, the Company had no realized gains.

NOTE 5—ACCOUNTS RECEIVABLE, NET

At September 30, 2007 and March 31, 2007, accounts receivable, net consist of the following:

	September 30, 2007	March 31, 2007
Accounts receivable	$2,367,130	$2,945,141
Less allowance for uncollectible accounts	(260,974)	(250,953)

Total	$2,106,156	$2,694,188

For the six months ended September 30, 2007 and 2006, bad debt expense charged to operations for estimated uncollectible accounts receivable was $100,894 and $(7,264), respectively, whereas uncollectible accounts receivable written off during the six months ended September 30, 2007 and 2006 amounted to $33,620 and $41,885, respectively.

NOTE 6—INVENTORIES

At September 30, 2007 and March 31, 2007, inventories, net consist of the following:

	September 30, 2007	March 31, 2007
Raw materials	$81,566	$102,947
Finished goods	5,867,165	5,988,014

	5,948,731	6,090,961
Less reserve for obsolescence	(43,192)	(69,914)

Total	$5,905,539	$6,021,047

NOTE 7—INCOME TAXES

Income tax expense (benefit) for the six months ended September 30, 2007 and 2006 are as follows:

	2007	2006
Current income tax expense (benefit)	$7,875	$38,093
Deferred income tax expense (benefit)	(8,111)	147,783

Income tax expense (benefit)	$(236)	$185,876

Income taxes for the six months ended September 30, 2007 and 2006 differ from the amounts computed by applying the effective income tax rate of 37% to income (loss) before income taxes as a result of the following:

	2007	2006
Computed tax expense (benefit) at the statutory rate	$(272,700)	$(187,900)
Increase (decrease) in taxes resulting from:
Non-deductible items	2,135	4,104
Derivative (income) expense and other adjustments	144,929	277,972
Increase (decrease) in valuation allowance	125,400	91,700

Income tax expense (benefit)	$(236)	$185,876

Temporary differences that give rise to deferred tax assets and liabilities as of September 30, 2007 and March 31, 2007:

	September 30, 2007	March 31, 2007
Deferred tax assets:
Bad debts	$156,200	$134,700
Inventories	107,200	120,700
Net operating loss carryforward	1,120,500	716,300
Accrued vacation	23,900	21,400
Deferred revenue	4,500	—
Amortization	—	100,900

Gross deferred tax assets	1,412,300	1,094,000
Less valuation allowance	(698,400)	(573,000)

	$713,900	$521,000

	September 30, 2007	March 31, 2007
Deferred tax liabilities:
Deferred revenue	$—	$5,800
Amortization	2,500	—
Depreciation	320,500	128,400
Unrealized gain on marketable equity securities	245,900	337,400

Gross deferred tax liability	$568,900	$471,600

Net increase (decrease) in valuation allowance	$125,400	$273,000

As of September 30, 2007 and March 31, 2007, the Company had a current income tax liability of zero and $115, respectively, an accrued income tax liability of $923 and $925, respectively, a net deferred income tax asset of $145,000 and $49,400, respectively, and a net deferred income tax liability of zero, which primarily represents the potential future tax expense associated with the unrealized gains on marketable equity securities, and is partially offset due to potential utilization of net operating losses not previously recognized. The Company has net operating losses that expire through September 30, 2027.

The Company adopted Financial Standards Board Interpretation No. 48, Accounting for Income Taxes (“FIN 48”), an interpretation of SFAS 109, on April 1, 2007. As a result of the adoption of FIN 48, the Company has not recognized a material adjustment in the liability for unrecognized tax benefits and has not recorded any provisions for accrued interest and penalties related to uncertain tax positions.

NOTE 8— REVOLVING NOTES PAYABLE

On March 29, 2005, the Company entered into agreements with Laurus Master Fund, Ltd. (“Laurus”), a Cayman Islands corporation, whereby the Company completed the sale to Laurus of convertible debt and a warrant to purchase Company common stock in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933. The securities sold to Laurus include the following:

•	A secured convertible minimum borrowing note with a principal amount of $2,000,000;

•	A secured revolving note with a principal amount not to exceed $4,000,000; and

•	A common stock purchase warrant to purchase 750,000 shares of common stock of the Company, at a purchase price of $1.37 per share, exercisable for a period of seven years.

The combined principal amount that may be outstanding under the $2,000,000 minimum borrowing note and the $4,000,000 revolving note at any point in time cannot exceed $4,000,000.

The proceeds of the funding were used for the March 31, 2005 acquisition of Dynamic Marketing, Inc., for costs associated with the acquisition and for working capital. The borrowing is in excess of the advance rates provided for in the note. The lender has issued a waiver to this covenant whereby the Company is permitted to bring the ratios into compliance within one year from the date of the note.

As of September 30, 2007 and March 31, 2007, the outstanding principal balance on the notes was $2,306,233 and $2,274,413, respectively.

Because the common stock underlying the conversion feature embedded in the $2,000,000 convertible minimum borrowing note and the warrant are subject to our Registration Rights Agreement with Laurus, they have been accounted for as derivative instrument liabilities (see Note 11). The embedded derivative instruments (primarily the conversion feature) related to the $2,000,000 convertible minimum borrowing note were bifurcated and recorded as a derivative instrument liability. The warrants were valued using the Black-Scholes option pricing model at $937,500. Because the fair value of the warrants of $937,500 and the fair value of the bifurcated derivative instrument of $2,530,973 exceeded the proceeds received, the convertible minimum borrowing note was initially recorded at zero and an initial expense of $1,468,473 was recognized to record the warrants and the bifurcated derivative instrument at their fair values (see Note 11).

The Company is permitted to borrow an amount based upon its eligible accounts receivable and inventory, as defined in the agreements with Laurus. The Company must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. The Company’s obligations under the notes are secured by all of the assets of the Company, including but not limited to inventory and accounts receivable. The notes mature on March 29, 2008. Annual interest on the Notes is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 6%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock. Interest on the notes is payable monthly in arrears on the first day of each month, commencing on April 1, 2005.

The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on March 29, 2008. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 115% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.13.

Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. In connection with the September 12, 2005 and the April 16, 2007 stock issuances, the lender waived this provision. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution.

115% of the full principal amount of the convertible notes is due upon default under the terms of the convertible notes. Laurus has contractually agreed to restrict its ability to convert if the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of the Company. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, this provision was modified from 4.99% to 9.99%. In addition, this restriction would not apply in the event there was an event of default or if we sought to redeem the outstanding balance of the convertible debentures.

The warrants were exercisable until seven years from the date of the notes at a purchase price equal to $1.37 per share. The warrants were exercisable on a cashless basis. In the event that the warrants were exercised on a cashless basis, then the Company would not receive any proceeds. In addition, the exercise price of the warrants would be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the convertible minimum borrowing note. In September 2005, we sold 150,000 restricted shares of our common stock at a price below market. In connection therewith, Laurus waived their anti-dilution provisions related to all convertible notes and warrants issued to Laurus. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, we issued 52,941 restricted shares of our common stock to Laurus, in exchange for cancellation of the 750,000 warrants.

The Company was obligated to file a registration statement registering the resale of shares of the Company’s common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the conversion option. If the registration statement was not filed by April 28, 2005, or declared effective within 75 days thereafter, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company was obligated to pay Laurus certain fees and the obligations may be deemed to be in default. On April 22, 2005, the Company filed such registration statement on Form S-2, which was subsequently withdrawn by the Company.

On July 19, 2005, the Company entered into a Postponement Agreement with Laurus, whereby Laurus agreed to postpone the Company’s obligation to make certain amortization payments on its September 30, 2004 secured convertible note (see Note 10). In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with the Company, to extend the dates for the filing requirements of the Registration Statement.

On August 19, 2005, the Company filed such Registration Statement on Form S-2 for the registration of up to 3,219,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 29, 2005 convertible minimum borrowing note issued to Laurus, in the principal amount of $2,000,000, up to 750,000 shares issuable upon the exercise of common stock purchase warrants, and up to 275,000 shares issued in connection with the July 19, 2005 Postponement Agreement. Such Registration Statement was subsequently withdrawn by the Company on May 11, 2006.

In November 2005, the Company reached an agreement with Laurus in principle pursuant to which we will be obligated to pay Laurus $48,000 as payment in full for all late effectiveness fees. The agreement was subject to negotiation and execution of a definitive agreement.

On April 28, 2006, the Company entered into a Postponement and Amendment Agreement with Laurus, pursuant to which the Company modified the September 30, 2004 and the March 29, 2005 earlier agreements among the parties. The Postponement and Amendment Agreement provides for the following:

•

Principal payments under the September 30, 2004 note are reduced by $137,500 per month for the eight months commencing May 2006, all of which shall be paid on the maturity date of the convertible note;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 29, 2005 notes shall be suspended for a period of eight months;

•	All of the common stock purchase warrants issued to Laurus in connection with the September 30, 2004 and March 29, 2005 agreements are cancelled in their entirety;

•	In connection with the foregoing, the Company issued 150,000 restricted shares of our common stock to Laurus, for cancellation of the warrants issued to Laurus;

•

In connection with the foregoing, the Company issued 275,000 restricted shares of our common stock to Laurus, for postponement of the portion of principal payments in connection with the September 30, 2004 note.

The fair value of the 275,000 shares issued in connection with the April 28, 2006 Postponement and Amendment Agreement was $45,000, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount on the September 2004 note and the discount is being amortized to interest expense over the life of the note, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

In connection with the Postponement and Amendment Agreement, the Company also executed restated promissory notes in favor of Laurus and an amended and restated registration rights agreement (the “Restated Registration Rights Agreement”). Pursuant to the Restated Registration Rights Agreement, we agreed to file a registration statement by June 30, 2006, covering the resale of the securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by September 30, 2006, but there were no stated penalties for failure to meet such deadline.

On July 3, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 10,221,275 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes, up to 7,326,585 shares of common stock underlying the September 2004 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. Such Registration Statement was subsequently withdrawn by the Company on October 4, 2006.

On October 4, 2006, the Company entered into an agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties (the “Amendment Agreement”). The Amendment Agreement (i) eliminated the obligation of the Company to register for resale the shares of common stock underlying the securities sold in September 2004, and (ii) removed Laurus’ right to waive 9.99% ownership limitations contained in their convertible debentures.

In connection with the Amendment Agreement, the Company also executed second amended and restated promissory notes in favor of Laurus. Pursuant to the Amendment Agreement, the Company agreed to file a registration statement by October 20, 2006, covering the resale of certain securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by November 30, 2006, but there were no stated penalties for failure to meet such deadline. Laurus could have declared the obligations in default and sought immediate repayment, but it gave no indication of doing so. If immediate repayment had been required, we would not have had sufficient funds and Laurus could have taken legal action to recover amounts due from our assets.

On October 20, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 2,761,335 shares of the Company’s common stock, including up to 2,061,335 shares of common stock underlying the March 2005 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. On December 14, 2006, March 8, 2007 and March 27, 2007, the Company filed amendments to this Registration Statement on Form SB-2. On April 9, 2007, the Securities and Exchange Commission declared the Registration Statement to be effective.

On May 24, 2006, the Company entered into an Amendment Agreement with Laurus, pursuant to which the Company modified earlier agreements among the parties. In connection with the March 29, 2005 financing, the Company received certain overadvances of funds in the aggregate amount of $572,094, as of May 24, 2006. In accordance with the Amendment Agreement, Laurus permitted the Company to sell a sufficient number of shares of GeoPharma, pledged by the Company to Laurus, in connection with the September 30, 2004 financing, by June 5, 2006 in satisfaction of the overadvances, with the proceeds being paid to Laurus. Any remaining unsold shares of GeoPharma were delivered to Laurus to be held pursuant to the original pledge agreement.

On April 11, 2007, the Company entered into a Postponement and Amendment Agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties. The agreement provides for the following:

•

Principal payments under the September 2004 note are reduced to $75,000 per month for each of the months commencing January 2007 through the maturity date of the note, at which time all deferred payments become due and owing;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 2005 revolving note shall be due and payable on December 31, 2007;

•

In connection with the foregoing, the Company issued 275,000 restricted shares of our common stock to Laurus, for postponement of the portion of principal payments in connection with the September 2004 note;

•

In connection with the foregoing, the Company issued 75,000 restricted shares of our common stock to Laurus, for postponement of the obligation to repay the overadvances in connection with the March 2005 note.

The fair value of the 350,000 shares issued in connection with the April 11, 2007 Postponement and Amendment Agreement was $164,500, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount in the amount of $129,250 on the September 2004 note and a discount in the amount of $35,250 on the March 2005 note, and the discounts are being amortized to interest expense over the lives of the respective notes, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

The revolving note payable provides for borrowings utilizing an asset based formula, based on eligible accounts receivable and inventory, less certain allowances and reserves.

On April 26, 2007, the Company entered into a Business Loan Agreement with First Community Bank of America (“FCB”), whereby the Company issued a secured Promissory Note to FCB in the maximum principal amount of $1,000,000, or so much as may be outstanding, together with interest on the unpaid outstanding principal balance from time to time. Loan advances will be made from time to time upon the request of the Company. The note matures on October 15, 2007. Annual interest on the note is equal to the U.S. Prime Rate as published in The Wall Street Journal, plus 1%. Interest shall be calculated from the date of each advance until repayment of each advance. Interest on the note is payable monthly on the 26th day of each month, commencing May 26, 2007. There is no prepayment penalty on the note. The note is guaranteed by Jugal K. Taneja, the Company’s Chairman and Mandeep K. Taneja, the Company’s Chief Executive Officer and President. In addition, Jugal Taneja and his spouse, and Mandeep Taneja have pledged certain shares of the Company’s common stock as collateral for the note. Proceeds of the note were used for short-term working capital needs. As of September 30, 2007, the outstanding principal balance on the note was $1,000,000

Revolving notes payable consists of the following at September 30, 2007 and March 31, 2007:

	September 30, 2007	March 31, 2007
Principal balance of revolving note payable collateralized by all assets, interest payable at prime (7.75% at September 30, 2007 and 8.25% March 31, 2007) plus 2% through March 29, 2008.	$2,306,233	$2,274,413

Less face value of convertible portion of revolving note payable, accounted for as a derivative financial instrument liability, convertible into shares of the Company’s common stock at a conversion price of $1.13 per share. Proceeds from the convertible debenture were allocated first to the embedded conversion feature and the residual to the debenture. The resulting discount is being amortized through period charges to interest expense using the effective interest method. (a)	(2,000,000)	(2,000,000)

Plus amortization of discount recorded as derivative instrument interest expense using an effective interest rate of 300%. (a)	2,000,000	1,715,352

Less discount recorded for April 11, 2007 postponement agreement.	(35,250)	—

Plus amortization of discount as interest expense, related to postponement agreement.	23,012	—

Principal balance of revolving note payable collateralized by certain assets, interest payable at prime (7.75% at September 30, 2007) plus 1% through October 15, 2007.	1,000,000	—

Total	$3,293,995	$1,989,765

(a)	See Note 11 for information on the derivative instrument liabilities related to the warrants issued to Laurus and the bifurcated embedded derivative instruments related to the convertible minimum borrowing note.

NOTE 9—SHORT-TERM OBLIGATIONS

Short-term obligations consist of the following at September 30, 2007 and March 31, 2007:

	September 30, 2007	March 31, 2007
Note payable, unsecured, due in monthly payments of $15,149, including interest at 7.732%, through June 2007.	$—	$30,008
Note payable, unsecured, due in monthly payments of $2,933, including interest at 9.861%, through June 2007.	—	5,798
Note payable, unsecured, due in monthly payments of $1,601, including interest at 10%, through June 2007.	—	4,727
Note payable, unsecured, due in monthly payments of $4,710, including interest at 7.73%, through June 2007.	—	9,330

Total	$—	$49,863

NOTE 10—LONG-TERM OBLIGATIONS

On September 30, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., whereby the Company completed the sale to Laurus of a secured convertible note in the principal amount of $6,000,000 and warrants to purchase 1,375,000 shares of Company common stock. Net proceeds from the offering were used to pay the purchase price for the acquisition of Bob O’Leary Health Food Distributor Co., Inc., effective on October 1, 2004.

The convertible note accrues interest at a rate per annum equal to the prime rate published in The Wall Street Journal plus 2%, subject to a floor of 6%. The interest rate on the convertible note is subject to possible downward adjustment as follows:

•

the interest rate will be decreased by 1.0% (or 100 basis points) for every 25% increase of the Company’s common stock price above the fixed conversion price prior to an effective registration statement covering the shares of common stock underlying the convertible notes and warrants; and

•

the interest rate will be decreased by 2.0% (or 200 basis points) for every 25% increase of the Company’s common stock price above the fixed conversion price after an effective registration statement covering the shares of common stock underlying the convertible notes and warrants, however, the interest rate cannot drop below 0%.

The convertible note has a term of three years. The fixed conversion rate is equal to $.90 (103% of the average closing price for the ten days prior to the execution of the securities purchase agreement). Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the note will be reduced accordingly. In connection with the September 12, 2005 and the April 16, 2007 stock issuances, the lender waived this provision. The conversion price of the note may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution.

Beginning on December 1, 2004, and each month thereafter, the Company shall pay $187,500 of the outstanding principal, together with accrued interest on the convertible note, in cash or registered stock. The monthly payments shall be payable in registered stock if: (i) the Company has an effective registration statement under which the stock can be sold; (ii) the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Company’s principal trading market for the five trading days immediately preceding such repayment date shall be greater than or equal to 110% of the fixed conversion rate; and (iii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of our common stock for the twenty 22 day trading period immediately preceding the applicable repayment date. If the conversion criteria are not met, the investor shall convert only such part of the monthly payment that meets the conversion criteria. Any part of the monthly payment due on a repayment date that the investor has not been able to convert into shares of common stock due to failure to meet the conversion criteria, shall be paid by the Company in cash at the rate of 102% of the principal portion of the monthly payment otherwise due on such repayment date.

As of September 30, 2007 and March 31, 2007, the outstanding principal balance on the convertible note was $3,237,500 and $3,687,500, respectively. As of September 30, 2007 and March 31, 2007, 989,758 shares of Company common stock have been issued to Laurus in payment of $750,000 of principal and $140,782 of interest on the note.

Laurus will not be entitled to be issued shares of common stock in repayment of any portion of the convertible note or upon exercise of the warrants if and to the extent such issuance would result in Laurus and its affiliates beneficially owning more than 4.99% of the Company’s issued and outstanding common stock upon such issuance, unless Laurus shall have provided at least 75 days prior written notice to the Company of its revocation of such restriction. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, this provision was modified from 4.99% to 9.99%. In addition, this restriction would not apply in the event there was a default or if we sought to redeem the outstanding balance of the convertible debentures.

The convertible note may be prepaid by the Company in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. 115% of the full principal amount of the convertible note is due upon default under the terms of the convertible note. In addition, the Company has granted the investor a security interest in substantially all of the Company’s assets and intellectual property, as well as registration rights.

The warrants were exercisable until five years from the date of the Securities Purchase Agreement at a purchase price equal to $1.04 per share (115% of the average closing price of the Company’s common stock for the 10 trading days immediately prior to the execution date). The warrants were exercisable on a cashless basis. In the event that the warrants were exercised on a cashless basis, then the Company would not receive any proceeds. In addition, the exercise price of the warrants was to be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the convertible notes issued pursuant to the Securities Purchase Agreement. In connection therewith, Laurus waived their anti-dilution provisions related to all convertible notes and warrants issued to Laurus. In September 2005, we sold 150,000 restricted shares of our common stock at a price below market. In connection therewith, Laurus waived their anti-dilution provisions related to all convertible notes and warrants issued to Laurus. In connection with the April 2006 Postponement and Amendment Agreement with Laurus, we issued 97,059 restricted shares of our common stock to Laurus, in exchange for cancellation of the 1,375,000 warrants.

Because the common stock underlying the conversion feature embedded in the $6,000,000 convertible note and the warrant are subject to our Registration Rights Agreement with Laurus, they have been accounted for as derivative instrument assets or liabilities (see Note 10). The interest rate index derivative asset related to the interest rate index feature was recorded as a derivative instrument asset. The embedded derivative instruments (primarily the conversion feature) related to the $6,000,000 convertible note were bifurcated and recorded as a derivative instrument liability. The warrants were valued using the Black-Scholes option pricing model at $1,357,125. Because the fair value of the warrants of $1,357,125 and the fair value of the bifurcated derivative instrument of $6,579,999 exceeded the proceeds received, the convertible minimum borrowing note was initially recorded at zero and a charge to income of $1,937,124 was recognized to record the warrants and the bifurcated derivative instrument at their fair values (see Note 11).

The Company’s obligations under the Security Agreement, Securities Purchase Agreement and the Note are secured by a first priority lien on all of the Company’s assets and all future assets acquired, including a pledge by the Company of shares representing 100% of the Company’s share capital of GeoPharma, Inc. and a put option on the pledged shares of GeoPharma, Inc. at $6.00 per share. Additionally, the note guaranteed by the Company’s Chairman of the Board, Jugal K. Taneja.

On October 29, 2004, we filed a Registration Statement on Form S-2 for the registration of up to 8,701,585 shares of the our common stock, including up to 7,326,585 shares of common stock underlying the Secured Convertible Note issued to Laurus Master Fund, Ltd., in the principal amount of $6,000,000 and up to 1,375,000 shares issuable upon the exercise of common stock purchase warrants. On November 15, 2004, the Securities and Exchange Commission declared the Registration Statement to be effective. Such registration statement is no longer current.

On July 19, 2005, we entered into a Postponement Agreement with Laurus, whereby Laurus agreed to postpone our obligation to make certain amortization payments on its secured convertible note and, in consideration therefore, we issued to Laurus 275,000 shares of our restricted common stock. Pursuant to the agreement, the principal portion of the monthly amount that is due in connection with the September 30, 2004 note, on the first business day of each of the months from August 2005 through March 2006 in the amount of $187,500 per month, shall not be required to be paid until the first business day of each of the months from February 2007 through September 2007, respectively, in each case, in addition to the regular monthly principal payments due in each of the months. In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with us, to extend the dates for the filing requirements of our Registration Statement in connection with the March 29, 2005 financing and in connection with the shares issued under the Postponement Agreement.

The fair value of the 275,000 shares issued in connection with the July 19, 2005 Postponement Agreement was $189,750, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount on the September 2004 note and the discount is being amortized to interest expense over the life of the note, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

On August 19, 2005, the Company filed a Registration Statement on Form S-2 for the registration of up to 3,219,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 29, 2005 Secured Convertible Notes issued to Laurus, in the principal amount of $4,000,000, up to 750,000 shares issuable upon the exercise of common stock purchase warrants, and up to 275,000 shares issued in connection with the July 19, 2005 Postponement Agreement. Such Registration Statement was subsequently withdrawn by the Company on May 11, 2006.

On April 28, 2006, the Company entered into a Postponement and Amendment Agreement with Laurus, pursuant to which the Company modified the September 30, 2004 and the March 29, 2005 earlier agreements among the parties. The Postponement and Amendment Agreement provides for the following:

•

Principal payments under the September 30, 2004 note are reduced by $137,500 per month for the eight months commencing May 2006, all of which shall be paid on the maturity date of the convertible note;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 29, 2005 notes shall be suspended for a period of eight months;

•	All of the common stock purchase warrants issued to Laurus in connection with the September 30, 2004 and March 29, 2005 agreements are cancelled in their entirety;

•	In connection with the foregoing, the Company issued 150,000 restricted shares of our common stock to Laurus, for cancellation of the warrants issued to Laurus;

•

In connection with the foregoing, the Company issued 275,000 restricted shares of our common stock to Laurus, for postponement of the portion of principal payments in connection with the September 30, 2004 note.

The fair value of the 275,000 shares issued in connection with the April 28, 2006 Postponement and Amendment Agreement was $45,000, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount on the September 2004 note and the discount is being amortized to interest expense over the life of the note, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

In connection with the Postponement and Amendment Agreement, the Company also executed restated promissory notes in favor of Laurus and an amended and restated registration rights agreement (the “Restated Registration Rights Agreement”). Pursuant to the Restated Registration Rights Agreement, we agreed to file a registration statement by June 30, 2006, covering the resale of the securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by September 30, 2006, but there were no stated penalties for failure to meet such deadline.

On May 24, 2006, the Company entered into an Amendment Agreement with Laurus, pursuant to which the Company modified earlier agreements among the parties. In connection with the March 29, 2005 financing, the Company received certain overadvances of funds in the aggregate amount of $572,094, as of May 24, 2006. In accordance with the Amendment Agreement, Laurus permitted the Company to sell a sufficient number of shares of GeoPharma, pledged by us to Laurus, in connection with the September 30, 2004 financing, by June 5, 2006 in satisfaction of the overadvances, with the proceeds being paid to Laurus. Any remaining unsold shares of GeoPharma were delivered to Laurus to be held pursuant to the original pledge agreement.

On July 3, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 10,221,275 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes, up to 7,326,585 shares of common stock underlying the September 2004 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. Such Registration Statement was subsequently withdrawn by the Company on October 4, 2006.

On October 4, 2006, the Company entered into an agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties (the “Amendment Agreement”). The Amendment Agreement (i) eliminated the obligation of the Company to register for resale the shares of common stock underlying the securities sold in September 2004, and (ii) removed Laurus’ right to waive 9.99% ownership limitations contained in their convertible debentures.

In connection with the Amendment Agreement, the Company also executed second amended and restated promissory notes in favor of Laurus. Pursuant to the Amendment Agreement, the Company agreed to file a registration statement by October 20, 2006, covering the resale of certain securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by November 30, 2006, but there were no stated penalties for failure to meet such deadline. Laurus could have declared the obligations in default and sought immediate repayment, but it gave no indication of doing so. If immediate repayment had been required, we would not have had sufficient funds and Laurus could have taken legal action to recover amounts due from our assets.

On October 20, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 2,761,335 shares of the Company’s common stock, including up to 2,061,335 shares of common stock underlying the March 2005 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. On December 14, 2006, March 8, 2007 and March 27, 2007, the Company filed amendments to this Registration Statement on Form SB-2. On April 9, 2007, the Securities and Exchange Commission declared the Registration Statement to be effective.

On April 11, 2007, the Company entered into a Postponement and Amendment Agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties. The agreement provides for the following:

•

Principal payments under the September 2004 note are reduced to $75,000 per month for each of the months commencing January 2007 through the maturity date of the note, at which time all deferred payments become due and owing;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the March 2005 revolving note shall be due and payable on December 31, 2007;

•

In connection with the foregoing, the Company issued 275,000 restricted shares of our common stock to Laurus, for postponement of the portion of principal payments in connection with the September 2004 note;

•

In connection with the foregoing, the Company issued 75,000 restricted shares of our common stock to Laurus, for postponement of the obligation to repay the overadvances in connection with the March 2005 note.

The fair value of the 350,000 shares issued in connection with the April 11, 2007 Postponement and Amendment Agreement was $164,500, based upon the closing price of our common stock on that date. This financing cost was recorded as a discount in the amount of $129,250 on the September 2004 note and a discount in the amount of $35,250 on the March 2005 note, and the discounts are being amortized to interest expense over the lives of the respective notes, in accordance with EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”.

In June 2007 and in September 2007, approximately $288,400 and $599,000, respectively, of the September 2004 note was assigned by Laurus to Valens U.S. SPV I, LLC. In July 2007, August 2007 and September 2007, approximately $394,300, $157,600 and $487,000, respectively, of the September 2004 note was assigned by Laurus to Valens Offshore Fund SPV I, Ltd.

Long-term obligations consist of the following at September 30, 2007 and March 31, 2007:

	September 30, 2007	March 31, 2007
Convertible note payable collateralized by all assets, due in monthly principal payments (see above), plus interest at prime (7.75% at September 30, 2007 and 8.25% at March 31, 2007) plus 2%, through September 2007.	$3,237,500	$3,687,500

Less face value of convertible note payable, accounted for as a derivative financial instrument liability, convertible into shares of the Company’s common stock at a conversion price of $0.90 per share. Proceeds from the convertible debenture were allocated first to the warrants and to the embedded conversion feature and the residual to the debenture. The resulting discount is being amortized through period charges to interest expense using the effective interest method. (a)	(6,000,000)	(6,000,000)

Plus amortization of discount recorded as derivative instrument interest expense using an effective interest rate of 300%. (a)	6,000,000	6,135,190

Less discount recorded for July 19, 2005 postponement agreement.	(189,750)	(189,750)

Less discount recorded for April 28, 2006 postponement agreement.	(82,500)	(82,500)

Less discount recorded for April 11, 2007 postponement agreement.	(129,250)	—

Plus amortization of discount as interest expense, related to postponement agreements.	401,500	200,366

Capitalized lease obligation for certain equipment, due in monthly payments of $499, including interest at 11.33%, through July 2010.	14,083	16,207

	3,251,583	3,767,013
Less current maturities	3,242,124	3,755,176

Total	$9,459	$11,837

(a)	See Note 11 for information on the derivative instrument assets or liabilities related to the warrants issued to Laurus and the bifurcated embedded derivative instruments related to the convertible note.

NOTE 11—DERIVATIVE FINANCIAL INSTRUMENTS

The captions derivative financial instruments consist of (a) the embedded conversion feature bifurcated from the September 2004 and the March 2005 convertible debentures, (b) the Warrants issued in connection with the September 2004 and March 2005 convertible debts and (c) interest rate index. These derivative financial instruments are indexed to an aggregate of 5,773,568 and 6,160,908 shares, respectively, at September 30, 2007 and March 31, 2007, and are carried at fair value.

We use the Black-Scholes option price model to value embedded conversion feature components of any bifurcated embedded derivative instruments that are recorded as derivative assets or derivative liabilities. See Note 8 and Note 10 related to embedded derivative instruments that have been bifurcated from our notes payable to Laurus. We use the discounted present value of future cash flows to value derivative financial assets.

In valuing the embedded conversion feature components of the bifurcated embedded derivative instruments and the detachable warrants, at the time they were issued and at September 30, 2007 and March 31, 2007, we used the market price of our common stock on the date of valuation, an expected dividend yield of zero and the remaining period or maturity date of the convertible debt instruments. Even though the warrants issued in September 2004 were to expire in five years and the warrants issued March 2005 were to expire in seven years, we assumed they would be exercised in three years, the life of the convertible debt instruments, based on normal practices by the lender. All convertible instruments and warrants can be exercised by the holder at any time.

Because of the limited trading history of our common stock prior to the acquisition of BOSS on October 1, 2004, the expected volatility of our common stock over the remaining life of the warrants has been estimated at 126% based on not only the history of our stock price but also a review of the volatility of entities considered by management as comparable.

The embedded conversion features in the convertible notes issued to Laurus are subject to the requirements of EITF 00-19 and SFAS 133. The Company is required by EITF 00-19 and SFAS 133 to bifurcate the embedded conversion features and warrants, and account for them as derivative instrument liabilities. These derivative instrument liabilities were initially recorded at their fair values and are then adjusted to fair value at the end of each subsequent reporting period, with any changes in the fair value recognized as income or expense in the period of change. The most significant component of this compound derivative instrument is the embedded conversion feature, which is revalued using the Black-Scholes option pricing model. The interest rate index derivative has been accounted for as a standalone financial derivative asset.

The proceeds received from Laurus were first allocated to the fair value of the freestanding warrants and then to the fair value of the bifurcated embedded derivative instruments included in the convertible notes. The remaining proceeds were then allocated to the convertible notes, resulting in those notes being recorded at a significant discount from their face amounts. For the $6,000,000 term note, that discount, is being accreted into its face amount using the effective interest method over the term of the note. For the $2,000,000 minimum borrowing note, that discount, is also being accreted to its face amount using the effective interest method over the term of the note.

The effective interest rate used to amortize the debt discount on the September 2004 6.75% convertible debenture and the March 2005 7.75% convertible debenture, amounted to 300% and 300%, respectively. Amortization of the discounts, which are included in derivative interest (income) expense, amounted to ($434,106) and $284,648, respectively, for the six months ended September 30, 2007, and $1,144,905 and $428,838, respectively, for the six months ended September 30, 2006.

The initial fair value for derivative financial instrument liabilities was determined using the Black-Scholes option pricing model. Significant assumptions used in the determination of fair value of the September 2004 and March 2005 embedded conversion features and detachable warrants were: volatility of 126%, a dividend rate of zero and a risk free interest rated of 4.20%. At each reporting period, the remaining term and risk free rate used varies depending on the factors existing at those dates.

Interest Rate Index Derivative

The September 2004 and March 2005 convertible debt financings included provisions to potentially lower the stated interest rates on the instruments in the event the price of the Company’s common stock was to increase by over 25% of the stated conversion price relating to the financing. For the September 2004 financing, the stated interest rate of 6.75% could be reduced by 200 basis points for every 25% increase in the Company’s common stock price above the conversion price. This provision could potentially reduce the interest rate, but not below zero, and would not result in an increase in the interest rate. The provision only took effect upon the effectiveness of a registration statement. The registration statement became effective on November 15, 2004 for the September 2004 financing and thus triggered the interest rate index (“IRI”) provision. On April 9, 2007, the registration statement filed for the March 2005 financing became effective thus triggering the IRI provision, however the fair value of the IRI was zero, based on the undiscounted cash flow of the reduction in interest.

Since the IRI is directly affected by the price of the Company’s common stock and has a value dependent on the price of the stock, it was determined to be a derivative asset. The fair value of the asset was determined using the present value of the projected cash flow benefit of the potential reduction in the interest rate over the term of the loan. The initial fair value of the present value of discounted future cash flows from the projected reduction in the interest on the September 2004 convertible debt was $335,126. Since the price of the Company’s stock has decreased, the fair value of the IRI decreased to zero as of September 30, 2007 and March 31, 2007.

The initial fair value for derivative financial assets was determined using a discounted present value of projected future cash flows. The significant assumptions in the determination of fair value of the September 2004 interest rate index (IRI) were: normal borrowing rate of 6.75% and a projected price of the Company’s common stock using a historical weighted average price of the common stock over a period equivalent to the projected life of the instrument. At each reporting period, the remaining term and a newly computed weighted average price of the Company’s common stock is determined based upon updated historical activity.

At September 30, 2007 and March 31, 2007, the following derivative asset and liabilities related to common stock warrants and embedded derivative instruments were outstanding:

Derivative Financial Asset

			Exercise	Value	Value At	Value At
Issue	Expiration		Price Per	At Issue	September 30,	March 31,
Date	Date	Instrument	Share	Date	2007	2007
9/30/2004	9/30/2007	Laurus $6,000,000 term note	$0.90	$335,126	$—	$—

Fair value of freestanding interest rate index derivative instrument asset					$—	$—

Derivative Financial Liabilities

			Exercise	Value	Value At	Value At
Issue	Expiration		Price Per	At Issue	September 30,	March 31,
Date	Date	Instrument	Share	Date	2007	2007
9/30/2004	9/30/2007	1,375,000 warrants issued to Laurus	$1.04	$1,357,125	$—	$—
3/29/2005	3/29/2008	750,000 warrants issued to Laurus	$1.37	$937,500	$—	$—

Fair value of freestanding derivative instrument liabilities for warrants					$—	$—

			Exercise	Value	Value At	Value At
Issue	Expiration		Price Per	At Issue	September 30,	March 31,
Date	Date	Instrument	Share	Date	2007	2007
9/30/2004	9/30/2007	Laurus $6,000,000 term note	$0.90	$6,579,999	$—	$368,750
3/29/2005	3/29/2008	Laurus $2,000,000 revolving term note	$1.13	$2,530,973	$88,496	$247,788

Fair value of bifurcated embedded derivative instrument liabilities associated with the above mentioned instruments					$88,496	$616,538

			Exercise	Value	Value At	Value At
Issue	Expiration		Price Per	At Issue	September 30,	March 31,
Date	Date	Instrument	Share	Date	2007	2007
9/30/2004	9/30/2007	Laurus $6,000,000 term note	$0.90	$748,187	$—	$17,916
3/29/2005	3/29/2008	Laurus $2,000,000 revolving term note	$1.13	$273,968	$3,416	$16,075

Fair value of interest portion of bifurcated embedded derivative instrument liabilities associated with the above mentioned instruments					$3,416	$33,991

Total derivative financial instrument liabilities					$91,912	$650,529

NOTE 12—STOCK OPTIONS

The Company’s Stock Option Plan (“SOP”) was adopted in March 1999 to provide for the grant to employees up to 6,000,000 incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The SOP, which is administered by the Company’s Board of Directors, is intended to provide incentives to directors, officers, and other key employees and enhance the Company’s ability to attract and retain qualified employees. Stock options are granted for the purchase of common stock at a price not less than the 100% of fair market value of the Company’s common stock on the date of the grant (110% for holders of more than 10% of the total combined voting power of all classes of capital stock then outstanding).

On April 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (FAS 123(R)), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminated the ability to account for share-based compensation transactions, as the Company formerly did, using the intrinsic value method as prescribed by APB Opinion No. 25, and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company’s consolidated statement of operations.

The Company adopted FAS 123(R) using the modified prospective method which requires the application of the accounting standard as of April 1, 2006. The Company’s consolidated financial statements as of and for the year ended March 31, 2007 reflects the impact of adopting FAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for the prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R).

Share-based compensation expense recognized during the year is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Share-based compensation expense recognized in the consolidated statement of operations during the year ended March 31, 2007 included compensation expense for the share-based payment awards granted prior to March 31, 2006 and thereafter, based on the grant date fair value estimated in accordance with FAS 123(R). As share-based compensation expense recognized in the statement of operations is based on awards ultimately expected to vest, it will be reduced for estimated forfeitures. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

As a result of adopting FAS 123(R), zero and $190,832, respectively, of share-based compensation was charged against income for the six months ended September 30, 2007 and 2006.

On October 17, 2004, a meeting of the Compensation Committee of the Board of Directors of the Company was held. At the meeting, the Compensation Committee granted options to purchase 500,000 shares of the Company’s common stock, effective October 1, 2004, to Jugal Taneja, the Company’s Chairman and a principal shareholder of the Company, as compensation for Mr. Taneja’s personal guarantee to Laurus Master Fund, Ltd. of financing in the amount of $6 million, to fund the BOSS acquisition. The exercise price of the options is $1.14 (110% of the fair value of the Company’s common stock on September 30, 2004). The options vest approximately equally over a three year period, commencing October 1, 2005. For the options granted, the balance of deferred consulting fees as of September 30, 2007 and March 31, 2007 was zero and $83,127, respectively. The initial valuation of these options was $498,763. For the six months ended September 30, 2007 and 2006, the Company included compensation expense in the amount of $83,127 in selling, general and administrative expenses in the statements of operations, for these options.

On December 1, 2005, the Company granted options to purchase 2,500 shares of the Company’s common stock to an employee, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.39 (100% of the fair value of the Company’s common stock on November 30, 2005). The options vest on December 1, 2006. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 110.35% and a risk free interest rate of 4.47%.

On March 1, 2006, the Company granted options to purchase 2,500 shares of the Company’s common stock to an employee, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.43 (100% of the fair value of the Company’s common stock on February 28, 2006). The options vest on March 1, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 110.35% and a risk free interest rate of 4.77%.

On July 17, 2006, the Company granted options to purchase 650,000 shares of the Company’s common stock to employees, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.37 (100% of the fair value of the Company’s common stock on July 16, 2006). The options vest approximately equally over a three year period, commencing July 17, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 114.74% and a risk free interest rate of 5.07%.

On July 17, 2006, the Company granted options to purchase 250,000 shares of the Company’s common stock to Jugal Taneja, the Company’s Chairman and a principal shareholder of the Company, and options to purchase 250,000 shares of the Company’s common stock to Mandeep Taneja, the Company’s Chief Executive Officer and a principal shareholder of the Company, in accordance with the Company’s 1999 Stock Option Plan. The exercise price of the options is $0.407 (110% of the fair value of the Company’s common stock on July 16, 2006). The options vest approximately equally over a three year period, commencing July 17, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 114.74% and a risk free interest rate of 3.56%.

On July 24, 2006, the Compensation Committee of the Company’s Board of Directors granted options to purchase 500,000 shares of the Company’s common stock to Mandeep Taneja, as compensation for Mr. Taneja’s personal guarantee to First Community Bank, on July 24, 2006, of the Standby Letter Of Credit and Security Agreement issued by the Company to First Community Bank. The exercise price of the options is $0.44 (110% of the fair value of the Company’s common stock on July 23, 2006). The options vest approximately equally over a three year period, commencing July 24, 2007. The fair value of the options granted was estimated on the grant date using the Black-Scholes option pricing model with a volatility factor of 114.74% and a risk free interest rate of 3.69%.

On March 28, 2007, the Company offered all persons who held outstanding vested and unvested options to purchase common stock, which were issued pursuant to the terms of the Company’s stock option plan, to replace all of his or her outstanding vested and unvested options into a new number of restricted common shares. As a result, the Company issued an aggregate of 1,186,825 restricted shares of common stock in exchange for the cancellation of 2,905,000 outstanding options to purchase common stock. The options had exercise prices ranging from $0.1625 to $1.14. All persons who received shares in exchange for cancellation of options entered into lock up agreements, pursuant to which they are not permitted to sell, assign, encumber, grant an option with respect to, or transfer and/or dispose of such shares for a period of three years, except with prior written consent of the Company. As a result of the exchanges, the compensation expense recorded by the Company in excess of the Black-Scholes grant date fair value was $143,907, for the year ended March 31, 2007.

As of September 30, 2007 and March 31, 2007, there were no options outstanding. Any options which are forfeited or cancelled before expiration become available for future grants.

NOTE 13—SHAREHOLDERS’ EQUITY

In August 1998, upon the filing by the Company of Articles of Amendment to its Articles of Incorporation, the Company established Series A Convertible Preferred Stock. The Series A Preferred Stock was issued in conjunction with the Company’s acquisition of Energy Factors. Terms associated with the issuance of the Series A Preferred are: (1) Shareholders are not entitled to receive dividends, (2) Liquidation preference of $5 per share over any junior stock, including common stock, (3) Automatic conversion to one share of common stock if the average closing price of the common stock for any five consecutive trading day period is $5 per share or more, and (4) Holders of Series A Preferred are entitled to the same voting rights as shareholders of common stock as a single class.

In September 1998, upon the filing by the Company of Articles of Amendment to its Articles of Incorporation, the Company established Series B 6% Cumulative Convertible Preferred Stock. The Series B Cumulative Convertible Preferred Stock was issued for cash used in the operations of the Company. Terms associated with the issuance of Series B Preferred are: (1) Shareholders are entitled to receive dividends on each outstanding share at an annual rate of 6%, (2) Liquidation preference of $2.50 per share over any junior stock, including common stock, (3) Automatic conversion to one share of common stock if the average closing price of the common stock for any five consecutive trading day period is $5 per share or more, and (4) Holders of Series B Preferred have no voting rights.

On July 29, 2003, the Board of Directors of the Company approved a forward split of its outstanding shares of common stock on a four-for-one basis effective August 12, 2003, such that for each share of Company common stock held as of August 1, 2003, each shareholder was entitled to receive three additional shares of Company common stock.

Effective August 1, 2003, upon the filing by the Company of Articles of Amendment to its Articles of Incorporation on July 30, 2003, the four-for-one forward stock split was effected, with a record date of August 1, 2003. The payment date for the additional shares of Company common stock was August 12, 2003.

On October 22, 2004 a Special Meeting of Stockholders of the Company was held at the Company’s corporate headquarters. At the meeting, a minimum of 81% of all of the shareholders of record of the Company’s common stock, at the close of business on September 20, 2004, voted to approve the amendment to the Company’s articles of incorporation to (a) increase the authorized number of shares of common stock from 20,000,000 shares to 45,000,000 shares, and (b) to change the quorum requirements for various stockholder actions from 75% of the holders of outstanding shares of the Company’s common stock to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

On October 25, 2004, the Company filed the Certificate of Amendment to Restated Articles of Incorporation of Dynamic Health Products, Inc. to accomplish the above.

On October 29, 2004, the Company filed a Registration Statement on Form S-2 for the registration of up to 8,701,585 shares of the Company’s common stock, including up to 7,326,585 shares of common stock underlying the Secured Convertible Note in the principal amount of $6,000,000 and up to 1,375,000 shares issuable upon the exercise of common stock purchase warrants. On November 15, 2004, the Securities and Exchange Commission declared the Registration Statement to be effective. Such Registration Statement is no longer current.

On April 22, 2005, the Company filed a Registration Statement on Form S-2 for the registration of up to 2,944,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the Secured Convertible Notes in the principal amount of $4,000,000 and up to 750,000 shares issuable upon the exercise of common stock purchase warrants. The Company subsequently withdrew such Registration Statement on August 19, 2005.

On August 19, 2005, the Company filed a Registration Statement on Form S-2 for the registration of up to 3,219,690 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes in the principal amount of $4,000,000, up to 750,000 shares issuable upon the exercise of common stock purchase warrants and 275,000 shares of common stock underlying the July 2005 postponement agreement. The Company subsequently withdrew such Registration Statement on May 11, 2006.

On July 19, 2005, the Company entered into a Postponement Agreement with Laurus Master Fund, Ltd., whereby Laurus agreed to postpone the Company’s obligation to make certain amortization payments on its secured convertible note and, in consideration therefore, the Company issued to Laurus 275,000 shares of restricted common stock of the Company. Pursuant to the agreement, the principal portion of the monthly amount that is due on the first business day of each of the months from August 2005 through March 2006, in the amount of $187,500 per month, shall not be required to be paid until the first business day of each of the months from February 2007 through September 2007, respectively, in each case, in addition to the regular monthly principal payments due in each of the months. In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with the Company to extend the dates for the filing requirements of the Company’s Registration Statement.

On August 31, 2005, the Company issued 14,038 restricted shares of common stock to Dynamic Health Products, Inc. 401(k) Plan for the Company’s contribution to the employees 401(k) benefit plan.

On September 12, 2005, 150,000 shares of restricted common stock of the Company were sold to a non-affiliated third party investor at $.50 per new share, for gross proceeds of $75,000. Proceeds were used to provide additional working capital for the Company.

On April 28, 2006, the Company entered into a Postponement and Amendment Agreement with Laurus Master Fund, Ltd., pursuant to which the Company modified the September 30, 2004 and the March 29, 2005 earlier agreements among the parties. Pursuant to the agreement, the principal portion of the monthly amount that is due under the September 30, 2004 convertible note on the first business day of each of the months from May 2006 through December 2006, in the amount of $187,500 per month, shall be reduced by $137,500 per month. and, in consideration therefore, the Company issued to Laurus 275,000 shares of restricted common stock of the Company. In addition, Laurus agreed to the cancellation of all of the common stock purchase warrants issued to Laurus in connection with the September 30, 2004 and March 29, 2005 agreements and, in consideration therefore, the Company issued to Laurus 150,000 shares of restricted common stock of the Company. In connection with the agreement, Laurus agreed to amend the Registration Rights Agreement with the Company to extend the dates for the filing requirements of the Company’s Registration Statement.

In connection with the Postponement and Amendment Agreement, the Company also executed restated promissory notes in favor of Laurus and an amended and restated registration rights agreement (the “Restated Registration Rights Agreement”). Pursuant to the Restated Registration Rights Agreement, we agreed to file a registration statement by June 30, 2006, covering the resale of the securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by September 30, 2006, but there were no stated penalties for failure to meet such deadline.

On June 7, 2006, the Company issued 166,405 restricted shares of its common stock to Dynamic Health Products, Inc. 401(k) Plan for the Company’s contribution to the employees 401(k) benefit plan.

On July 3, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 10,221,275 shares of the Company’s common stock, including up to 2,194,690 shares of common stock underlying the March 2005 secured convertible notes, up to 7,326,585 shares of common stock underlying the September 2004 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. Such Registration Statement was subsequently withdrawn by the Company on October 4, 2006.

On October 4, 2006, the Company entered into an agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties (the “Amendment Agreement”). The Amendment Agreement (i) eliminated the obligation of the Company to register for resale the shares of common stock underlying the securities sold in September 2004, and (ii) removed Laurus’ right to waive 9.99% ownership limitations contained in their convertible debentures.

In connection with the Amendment Agreement, the Company also executed second amended and restated promissory notes in favor of Laurus. Pursuant to the Amendment Agreement, the Company agreed to file a registration statement by October 20, 2006, covering the resale of certain securities issued or issuable to Laurus. The Company was obligated to have such registration statement declared effective by November 30, 2006, but there were no stated penalties for failure to meet such deadline. Laurus could have declared the obligations in default and sought immediate repayment, but it had given no indication of doing so. If immediate repayment had been required, we would not have had sufficient funds and Laurus could have taken legal action to recover amounts due from our assets.

On October 20, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of up to 2,761,335 shares of the Company’s common stock, including up to 2,061,335 shares of common stock underlying the March 2005 secured convertible notes, 275,000 shares of common stock underlying the July 2005 postponement agreement, and 425,000 shares of common stock underlying the April 2006 amendment and postponement agreement. On December 14, 2006, March 8, 2007 and March 27, 2007, the Company filed amendments to this Registration Statement on Form SB-2. On April 9, 2007, the Securities and Exchange Commission declared the Registration Statement to be effective.

On March 28, 2007, the Company issued an aggregate of 1,186,825 restricted shares of common stock in exchange for the cancellation of 2,905,000 outstanding options to purchase common stock. The options had exercise prices ranging from $0.1625 to $1.14. All persons who received shares in exchange for cancellation of options entered into lock up agreements, pursuant to which they are not permitted to sell, assign, encumber, grant an option with respect to, or transfer and/or dispose of such shares for a period of three years, except with prior written consent of the Company.

On April 11, 2007, the Company entered into a Postponement and Amendment Agreement with Laurus, whereby Laurus agreed to a reduction in the principal payments under the September 2004 note to $75,000 per month for each of the months commencing January 2007 through the maturity date of the note, at which time all deferred payments become due and owing and to postpone the Company’s obligation to repay overadvances of up to $1,721,000 under the March 2005 revolving note whereby such overadvances shall be due and payable on December 31, 2007. In consideration therefore, the Company issued to Laurus 350,000 shares of restricted common stock of the Company.

NOTE 14—EARNINGS (LOSS) PER SHARE

The following sets forth the computation of basic and diluted net earnings (loss) per common share for the six months ended September 30, 2007 and 2006:

	2007	2006
Numerator:
Net income (loss)	$(848,528)	$(693,745)
Less preferred stock dividends	—	—

Net income (loss) available to common shareholders	(848,528)	(693,745)

Less derivative instrument income and interest expense, net , from convertible notes	—	—
Net income (loss) available to common shareholders after assumed conversion of dilutive securities	$(848,528)	$(693,745)

Denominator:
Weighted average shares outstanding	16,664,538	14,931,406
Effect of dilutive securities:
Convertible notes	—	—
Warrants	—	—
Stock options	—	—

Weighted average fully diluted shares outstanding	16,664,538	14,931,406

Net earnings (loss) per common share
Basic	$(0.05)	$(0.05)

Diluted	$(0.05)	$(0.05)

For the six months ended September 30, 2007, warrants on 100,000 shares of common stock and 5,367,135 shares issuable upon conversion of convertible notes were not included in the computation of diluted earnings (loss) per share because their effects were anti-dilutive. For the six months ended September 30, 2006, options on 2,621,120 shares of common stock, warrants on 500,000 shares of common stock, and 6,283,801 shares issuable upon conversion of convertible notes were not included in the computation of diluted earnings (loss) per share because their effects were anti-dilutive.

NOTE 15—CONCENTRATION OF CREDIT RISK

Concentrations of credit risk with respect to trade accounts receivable are limited due to the distribution of sales over a large customer base. For the six months ended September 30, 2007 and 2006, DPS Nutrition Inc. accounted for 8.3% and 10.1%, respectively, in relation to total consolidated revenues. The Company has no concentration of customers within specific geographic areas outside of the United States that would give rise to significant geographic credit risk.

Financial instruments that potentially subject the Company to concentrations of credit risk include cash deposits with commercial banks and brokerage firms. At September 30, 2007 and March 31, 2007, the Company maintained cash balances in excess of the Federal Deposit Insurance Company’s $100,000 insurance limit.

NOTE 16—SUBSEQUENT EVENTS

As previously reported, on May 14, 2007, the Company and GeoPharma, Inc. entered into a definitive agreement (the “Merger Agreement”) under which the Company will merge with and into a wholly-owned subsidiary of GeoPharma in a stock transaction (the “Merger”). The Board of Directors of the Company determined that the Merger would further the Company’s long-term business objectives, including without limitation, providing additional capital to support continued growth. On October 15, 2007, the Merger was effective.

On October 1, 2007, the Company issued a promissory note (the “Note”) to GeoPharma in the amount of $3,509,337. The Note bears interest at the rate of 7.35% per annum and is due on or before April 6, 2008 (the “Maturity Date”). The Company may repay all or any amount due without penalty at any time before the Maturity Date. In addition, the Company will pay regular monthly payments to GeoPharma of all accrued unpaid interest due as of each payment date, beginning November 6, 2007, with all subsequent interest payments to be due on the same day of each month thereafter. The annual interest rate for the Note is computed on a 365/360 days basis; that is by applying the ratio of the annual interest rate over a year of 360 days. Proceeds were used to satisfy the Company’s obligation to Laurus under the September 30, 2004 convertible note (see Note 10).

On October 5, 2007, the Company transferred its investment in GeoPharma, consisting of 204,914 shares of GeoPharma, Inc. common stock, to Laurus in satisfaction of $614,742 of its obligation to Laurus under the March 29, 2005 notes (see Note 8). On October 12, 2007, the Company satisfied all of its remaining obligations to Laurus.

On October 12, 2007, Bob O’Leary Health Food Distributor Co., Inc. and Dynamic Marketing I, Inc. (individually and collectively, “borrower”), wholly-owned subsidiaries of the Company, issued a revolving promissory note to Wachovia Bank, National Association, in the amount of $4,000,000.

On October 26, 2007, the Company satisfied its obligation to First Community Bank of America under the April 26, 2007 revolving note (see Note 8).

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

The following unaudited pro forma condensed consolidated financial information is based upon GeoPharma’s and Dynamic Health’s historical consolidated financial statements and has been prepared to reflect the merger based on the purchase method of accounting. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the merger or considered intercompany transactions and factually supportable. The selected unaudited pro forma condensed consolidated financial information is derived from the unaudited pro forma condensed consolidated financial statements contained elsewhere in this report. See “Unaudited Pro Forma Condensed Consolidated Financial Statements.” The unaudited pro forma condensed consolidated balance sheet gives effect to the merger as if it had occurred on September 30, 2007. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2007 gives effect to the merger as if it had occurred on April 1, 2006 and the unaudited pro forma condensed consolidated statement of operations for the six months ended September 30, 2007 gives effect to the merger as if it had occurred on April 1, 2007.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of GeoPharma after completion of the merger. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes of the respective companies, as contained herein, and as contained in GeoPharma’s Form 10-Q, filed November 14, 2007.

The unaudited pro forma condensed consolidated financial information was prepared using the purchase method of accounting with GeoPharma treated as the acquiror. The unaudited pro forma condensed consolidated financial information does not give effect to any potential cost savings or other operating efficiencies that could result from the merger. In addition, GeoPharma’s cost to acquire Dynamic Health will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information in this report. In the opinion of management of GeoPharma, all adjustments have been made that are necessary to present fairly the pro forma data.

GEOPHARMA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

	GeoPharma, Inc.	Dynamic Health Products, Inc.	Pro Forma Adjustments Increase (Decrease)		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,697,013	$337,622	$(200,000	)(c)	$1,834,635
Certificates of deposit	6,163,105	201,688	—		6,364,793
Marketable equity securities, net	—	704,196	(686,462	)(a)	17,734
Accounts receivable, net	3,272,008	2,106,156	—		5,378,164
Accounts receivable, other	465,996	—	—		465,996
Inventories, net	8,488,343	5,905,539	—		14,393,882
Prepaid expenses and other current assets	398,651	1,646,690	—		2,045,341
Due from affiliates	259,876	33,982	(83,115	)(b)	210,743
Notes receivable, net	—	10,000	—		10,000

Total current assets	20,744,992	10,945,873	(969,577)		30,721,288
Property, plant, leaseholds and equipment, net	12,900,210	652,777	—		13,552,987
Goodwill, net	728,896	4,145,130	6,897,895	(d)	11,771,921
Intangible assets, net	6,348,842	320,466	—		6,669,308
Deferred compensation	2,659,886	—	—		2,659,886
Media Credits, net	286,166	—	—		286,166
Deferred tax asset, net	2,262,000	145,000	247,126	(a)	2,654,126
Other assets, net	196,188	21,831	—		218,019

Total assets	$46,127,180	$16,231,077	$6,175,444		$68,533,701

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,541,301	$6,862,576	$—		$9,403,877
Credit lines payable, net	1,262,626	3,293,995	—		4,556,621
Current portion of long-term obligations	2,695,059	3,242,124	(3,237,500	)(d)	2,699,683
Accrued expenses, other liabilities and related party obligations	2,703,395	1,811,977	(271,837	)(d)	4,243,535
Note payable	—	—	3,509,337	(d)	3,509,337
Obligations to affiliates	33,982	49,133	(83,115	)(b)	—
Derivative financial instruments	—	91,912	—		91,912

Total current liabilities	9,236,363	15,351,717	(83,115)		24,504,965
Long-term obligations, less current portion	906,691	9,459	—		916,150

Total liabilities	10,143,054	15,361,176	(83,115)		25,421,115

8% Convertible debt	10,000,000	—	—		10,000,000
Commitments and contingencies					—
Minority interest	(1,355,119)	—	—		(1,355,119)
Shareholders’ equity:
Series A Convertible Preferred stock	—	—	—		—
Series B 6% Cumulative Convertible Preferred stock	50	—	—		50
Common stock	119,035	166,919	(166,919	)(d)	143,023
			23,,988	(d)
Treasury stock	(1,104)	—	(2,049	)(a)	(3,153)
Additional paid-in capital	53,277,960	5,220,370	(684,413	)(a)	60,405,559
			(200,000	)(c)
			(5,220,370	)(d)
			8,012,012	(d)
Retained earnings (deficit)	(26,056,696)	(4,935,646)	4,935,646	(d)	(26,056,696)
Accumulated other comprehensive income:
Unrealized gains (losses) on marketable equity securities, net of tax	—	418,258	(439,336	)(b)	(21,078)

Total shareholders’ equity	27,339,245	869,901	6,258,559		34,467,705

Total liabilities and shareholders’ equity	$46,127,180	$16,231,077	$6,175,444		$68,533,701

See notes to unaudited pro forma condensed consolidated financial statements.

GEOPHARMA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2007

	GeoPharma, Inc.	Dynamic Health Products, Inc.	Pro Forma Adjustments Increase (Decrease)		ProForma Consolidated
Revenue	$59,792,137	$56,810,439	$(99,409	)(e)	$116,503,167
Cost of goods sold	42,924,117	46,354,506	(99,409	)(e)	89,179,214

Gross profit	16,868,020	10,455,933	—		27,323,953

Operating expenses:
Stock option compensation expense	1,581,703	910,258	—		2,491,961
Depreciation and amortization	1,163,748	502,229	—		1,665,977
Selling, general and administrative expenses	12,840,307	10,121,006	—		22,961,313

Total operating expenses	15,585,758	11,533,493	—		27,119,251

Operating income (loss) before other income and expense	1,282,262	(1,077,560)	—		204,702
Other income (expense):
Interest income	73,324	23,528	—		96,852
Gain on sale of marketable securities	—	572,096	(572,096	)(f)	—
Gain from debt extinguishment	—	153,750			153,750
Gain (loss) on sale of property	—	(34,776)	—		(34,776)
Other income and expenses, net	183,965	53,752	—		237,717
Derivative instrument income (expense), net	—	674,097	—		674,097
Derivative instrument interest expense	—	(3,311,752)	—		(3,311,752)
Interest expense	—	(827,294)	257,936	(g)	(1,085,230)

Total other income (expense)	257,289	(2,696,599)	(830,032)		(3,269,342)

Income (loss) before income taxes, minority interest and preferred dividends	1,539,551	(3,774,159)	(830,032)		(3,064,640)
Minority interest benefit	1,310,052	—	—		1,310,052
Income tax benefit (expense)	(342,951)	(40,605)	298,812	(h)	(84,744)

Net income (loss)	2,506,652	(3,814,764)	(531,220)		(1,839,332)
Preferred stock dividends	300,000	—	—		300,000

Net income (loss) available to common shareholders	$2,206,652	$(3,814,764)	$(531,220)		$(2,139,332)

Basic income (loss) per share	$0.22				$(0.17)

Basic weighted average number of common shares outstanding	9,875,332		2,398,8063	(i)	12,274,138

Diluted income (loss) per share	$0.19				$(0.17)

Diluted weighted average number of common shares outstanding	13,230,014		2,398,80663	(i)	12,274,138

See notes to unaudited pro forma condensed consolidated financial statements.

GEOPHARMA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2007

	GeoPharma, Inc.	Dynamic Health Products, Inc.	Pro Forma Adjustments Increase (Decrease)		Pro Forma Consolidated
Revenue	$12,840,981	$29,218,542	$(30,728	)(j)	$42,028,795
Cost of goods sold	10,098,841117	24,019,766	(30,728	)(j)	34,087,879

Gross profit	2,742,140	5,198,776	—		7,940,916

Operating expenses:
Stock compensation expense	420,837	—	—		420,837
Depreciation and amortization	819,358	255,051	—		1,074,409
Selling, general and administrative expenses	6,307,385	5,302,967	—		11,610,352

Total operating expenses	7,547,580	5,558,018	—		13,105,598

Operating income (loss) before other income and expense	(4,805,4400)	(359,242)	—		(5,164,682)
Other income (expense):
Interest income	—	3,530	—		3,530
Gain (loss) on sale of property	—	(3,781)	—		(3,781)
Other income and expenses, net	2,249	(81,888)	—		(79,639)
Derivative instrument income (expense), net	—	558,617	—		558,617
Derivative instrument interest expense	—	(149,458)	—		(149,458)
Interest expense	(72,969)	(816,542)	128,968	(k)	(1,018,479)

Total other income (expense)	(70,720)	(489,522)	(128,968)		(689,210)

Income (loss) before minority interest, income taxes, discontinued operations and preferred dividends	(4,876,160)	(848,764)	(128,968)		(5,853,892)
Minority interest benefit	442,456	—	—		442,456
Income tax benefit (expense)	1,685,402	236	46,428	(l)	1,732,066

Net income (loss) from continuing operations	(2,748,302)	(848,528)	(82,540)		(3,679,370)
Discontinued operations net income (net of income tax)	8,380	—	—		8,380
Net income (loss)	(2,739,922)	(848,528)	(82,540)		(3,670,990)
Preferred stock dividends	208,335	—	—		208,335

Net income (loss) available to common shareholders	$(2,948,257)	$(848,528)	$(82,540)		$(3,879,325)

Basic income (loss) per share	$(0.27)				$(0.29)

Basic weighted average number of common shares outstanding	11,042,688		2,398,806	(m)	13,441,494

Basic and diluted income (loss) per share - discontinued operations	$0.00				$0.00

Diluted income (loss) per share	$(0.27)				$(0.29)

Diluted weighted average number of common shares outstanding	11,042,688		2,398,806	(m)	13,441,494

See notes to unaudited pro forma condensed consolidated financial statements.

GEOPHARMA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

(A)	The pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to the purchase of Dynamic Health and the funding for the purchase through the issuance of a $3,509,337 note and the issuance of one share of GeoPharma common stock in exchange for every seven shares of common stock of Dynamic Health, as if it had occurred on September 30, 2007.

The following pro forma adjustments are incorporated in the pro forma condensed consolidated balance sheet:

(a)	To reflect the transfer of Dynamic Health’s investment in GeoPharma common stock to GeoPharma’s treasury stock.

(b)	To reflect the elimination of intercompany obligations.

(c)	To reflect estimated acquisition costs of Dynamic Health by GeoPharma.

(d)	To reflect the issuance of 2,398,806 shares of GeoPharma common stock and a $3,509,337 note payable, under purchase accounting, for 100% of Dynamic Health common stock outstanding. Proceeds were used to satisfy a portion of the Laurus debt.

(B)	The pro forma condensed consolidated statement of operations for the year ended March 31, 2007 gives effect to the purchase of Dynamic Health and the funding for the purchase through the issuance of a $3,509,337 note and the issuance of one share of GeoPharma common stock in exchange for every seven shares of common stock of Dynamic Health, as if it had occurred on April 1, 2006.

The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of operations:

(e)	To reflect the elimination of intercompany sales and purchases.

(f)	To reflect the elimination of the gain on sale of GeoPharma marketable equity securities. Proceeds were used to satisfy a portion of the Laurus debt.

(g)	Adjustment for interest expense.

(h)	Adjustment for income tax effects.

(i)	Issuance of 2,398,806 shares of GeoPharma common stock and a $3,509,337 note payable, under purchase accounting, for 100% of Dynamic Health common stock outstanding.

(C)	The pro forma condensed consolidated statement of operations for the six months ended September 30, 2007 gives effect to the purchase of Dynamic Health and the funding for the purchase through the issuance of a $3,509,337 note and the issuance of one share of GeoPharma common stock in exchange for every seven shares of common stock of Dynamic Health, as if it had occurred on April 1, 2007.

The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of operations:

(j)	To reflect the elimination of intercompany sales and purchases.

(k)	Adjustment for interest expense related to the $3,509,337 note payable.

(l)	Adjustment for income tax effects.

(m)	Issuance of 2,398,806 shares of GeoPharma common stock and a $3,509,337 note payable, under purchase accounting, for 100% of Dynamic Health common stock outstanding.

(c) Exhibits. The following documents are filed as exhibits to this report:

2.1	Agreement and Plan of Reorganization by and among GeoPharma, Inc., Florida Merger Subsidiary Corp. and Dynamic Health Products, Inc. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on May 17, 2007)

99.1	Press release issued October 17, 2007. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on October 19, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

GEOPHARMA, INC.

Date: December 21, 2007	/s/ Mihir K. Taneja
Mihir K. Taneja,
Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone,
Vice President and Chief Financial Officer